Exhibit 99.1

PUBLIC SERVICE COMMISSION OF WISCONSIN

Application of Wisconsin Electric Power Company for a Financing Order Authorizing the Issuance of Environmental Trust Bonds	6630-ET-101

FINANCING ORDER

This Financing Order arises out of the application of Wisconsin Electric Power Company (WEPCO) for authority to finance the costs of certain environmental control activities1 with the proceeds of environmental trust bonds and for approval of related affiliated interest agreements. The affiliated interest agreements will be considered in a separate proceeding. The other portions of the application are APPROVED and a Financing Order is issued, subject to conditions.

Introduction

On July 20, 2020, WEPCO filed an application (including the supporting testimony filed therewith, the Application) requesting a financing order pursuant to Wis. Stat. § 196.027 to finance environmental control costs relating to the retired Pleasant Prarie Power Plant (Pleasant Prairie), as well as approval of related affiliated interest agreements pursuant to Wis. Stat. § 196.52. (PSC REF#: 393907.) In particular, WEPCO proposes to finance: (1) $100 million of the undepreciated cost of certain environmental control activities undertaken at Pleasant Prarie; (2) capitalized costs being recorded as a regulatory asset equal to WEPCO’s return, at its current authorized weighted average cost of capital (WACC), on such $100 million of undepreciated costs from January 1, 2020 through the date of issuance of the environmental trust bonds; and (3) the upfront financing costs incurred in connection with issuing the environmental trust bonds. Assuming an issuance of the environmental trust bonds by April 1, 2021, with the $100 million of undepreciated costs, estimated capitalized carrying costs of approximately $12.6 million and estimated upfront financing costs of approximately $5.3, WEPCO estimates that the aggregate principal amount of the bonds to be issued will be approximately $117.9 million. WEPCO proposes to recover the amount financed plus ongoing financing costs through electric environmental control surcharges over approximately a 13-year period.

1 Terms defined by Wis. Stat. § 196.027 are used herein with the same meaning.

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WEPCO filed the Application to fulfill an obligation arising out of the Commission’s Final Decision in docket 5-UR-109 issued on December 19, 2019 (the 2019 Order). Docket 5-UR-109 related to the joint application of WEPCO and Wisconsin Gas LLC (WG) for authority to adjust retail electric, natural gas and steam rates on January 1, 2020. In the 2019 Order, the Commission approved the August 2019 settlement agreement among WEPCO, WG, Wisconsin Industrial Energy Group (WIEG), and Citizens Utility Board of Wisconsin (CUB) (Settlement Agreement) with respect to base rate revenue requirements for test years 2020 and 2021. As part of the Settlement Agreement, WEPCO agreed to seek a financing order from the Commission to securitize the environmental control costs and financing costs described above. (PSC REF#: 381305.)

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Pursuant to Wis. Stat. § 196.027(2)(b)1., issuance of a financing order is required no later than 120 days after the July 20, 2020 filing (on or before November 17, 2020). Wisconsin Stat. § 196.027(2)(b)1. provides that the Commission may issue a financing order if it finds (a) that the order will result in lower overall costs to customers than would alternative methods of financing environmental control activities; (b) that the proposed structuring and expected pricing of the environmental trust bonds will result in the lowest environmental control charges that are consistent with market conditions at the time the bonds are issued and the terms of the financing order; and (c) that the financing order is otherwise consistent with the public interest, and is prudent, reasonable and appropriate.

To facilitate compliance and consistency with applicable statutory provisions, this Financing Order adopts the definitions in Wis. Stat. § 196.027(1).

On August 6, 2020, the Commission issued a Notice of Proceeding in this matter. (PSC REF#: 394923.) CUB, WIEG, and Sierra Club requested and were granted intervention in this proceeding. (PSC REF#: 394187, PSC REF#: 394512, and PSC REF#: 395203, respectively.)

Pursuant to due notice, the Commission held a telephonic hearing in Madison, Wisconsin on October 2, 2020 for members of the general public. A technical hearing was also held via telephone on October 2, 2020 in Madison, Wisconsin, to receive technical information and public comments. The Commission’s public hearing process included the opportunity to submit written comments through the Commission’s web site or at the public hearing, or to testify at the public hearing.

The parties, for purposes of review under Wis. Stat. §§ 227.47 and 227.53, are listed in Appendix A.

The Commission considered this matter at its open meeting of November 5, 2020.

Findings of Fact

1.                  WEPCO is an energy utility as defined in Wis. Stat. § 196.027(1)(c).

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2.                  WEPCO proposes to finance $100 million of the undepreciated cost of the environmental control activities at the retired Pleasant Prairie Power Plant (Undepreciated Costs) by means of issuing environmental trust bonds, a financing mechanism enacted into Wisconsin law in 2003 Wisconsin Act 152, codified as Wis. Stat. § 196.027. The Undepreciated Costs relate to the installation of environmental controls at the retired Pleasant Prairie Power Plant, including wet flue gas desulfurization and selective catalytic reduction.

3.                  WEPCO proposes to finance additional environmental control costs consisting of the capitalized costs being recorded as a regulatory asset equal to WEPCO’s return, at its current authorized WACC, on such $100 million of undepreciated cost from January 1, 2020 through the date of issuance of the environmental trust bonds (Capitalized Carrying Costs). WEPCO estimates that the Capitalized Carrying Costs will accrue at a rate of approximately $841,000 per month, with total estimated Capitalized Carrying Costs of approximately $12.6 million through March 31, 2021.

4.                  WEPCO estimates the upfront financing costs for the issuance of the environmental trust bonds to be approximately $5.3 million.

5.                  Assuming an issuance of the environmental trust bonds by April 1, 2021, with the $100 million in Undepreciated Costs, estimated Capitalized Carrying Costs of approximately $12.6 million and estimated upfront financing costs of approximately $5.3 million, WEPCO estimates that the aggregate principal amount of the bonds to be issued will be approximately $117.9 million. The actual amount financed will depend on when the bonds are issued and the actual up-front financing costs.

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6.                  In addition to the environmental control costs and upfront financing costs financed through the issuance of the environmental trust bonds, ongoing financing costs will be incurred with respect to interest payments on the environmental trust bonds, as well as other estimated ongoing financing costs of approximately $530,000 annually and applicable tax costs.

7.                  A portion of the proceeds from the authorized environmental trust bonds shall be used by the special purpose entity (SPE) to pay for the upfront financing costs incurred in connection with the issuance of the bonds and to reimburse WEPCO for any issuance costs that were paid directly by WEPCO in advance of the bond issuance. The remaining proceeds will be used to reimburse WEPCO for such environmental control costs, all of which shall have been incurred by WEPCO at the time of issuance of the environmental trust bonds. As a result, no funds will remain in a segregated account for environmental control costs to be incurred in the future.

8.                  Other financing costs include the ongoing costs relating to issuing and servicing environmental trust bonds in connection with the issuance of the environmental trust bonds in accordance with this Financing Order.

9.                  Wisconsin Stat. § 196.027(2)(b)1. provides that the Commission may issue a financing order if it finds (a) that the order will result in lower overall costs to customers than would alternative methods of financing environmental control activities; (b) that the proposed structuring and expected pricing of the environmental trust bonds will result in the lowest environmental control charges that are consistent with market conditions at the time the bonds are issued and the terms of the financing order; and (c) that the financing order is otherwise consistent with the public interest, and is prudent, reasonable and appropriate. WEPCO provided testimony regarding the security structure (including proposed tranche structure and amortization period) and expected ratings on the bonds, as well as aspects of the transaction relating to the marketing and pricing of the environmental trust bonds. Based on the evidence provided by WEPCO, the Commission finds that this Financing Order will result in lower overall costs to customers than would alternative methods of financing environmental control activities.

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10.              The actual costs related to issuing and servicing the environmental trust bonds will not be known until the environmental trust bonds are issued, and certain ongoing costs relating to the environmental trust bonds may not be known until such costs are incurred. The initial costs of additional credit enhancements, if any, and servicing the bonds, and initial third party fees and expenses, also will not be known until the time the environmental trust bonds are issued.

11.              It is reasonable that WEPCO update, prior to issuance, its estimates of the Capitalized Carrying Costs and upfront financing costs. It is reasonable to require WEPCO to provide notice to the Commission if its updated estimated Capitalized Carrying Costs or upfront financing costs are in excess of the estimates set forth in this Financing Order. Further, if WEPCO’s estimate of the Capitalized Carrying Costs or the upfront financing costs has decreased at the time of issuance of the bonds, WEPCO shall make a corresponding reduction in the principal amount of the bonds. Such financing costs should result in the lowest environmental control charges that are consistent with market conditions at the time the bonds are issued and the terms of this Financing Order.

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12.              To allow the Commission to monitor compliance and the progress of the issuance of the environmental trust bonds, it is reasonable to require WEPCO to provide to the Commission a copy of each filing made with the Securities and Exchange Commission in connection with the proposed issuance of the environmental trust bonds. It is reasonable to require WEPCO, prior to the issuance of the environmental trust bonds, to provide such regular updates and progress reports as may be requested by the Commission.

13.              WEPCO has proposed a transaction structure that includes all of the following:

a.       The use of an SPE as issuer of environmental trust bonds, limiting the risks to bondholders of any adverse impact resulting from a bankruptcy proceeding of its parent or any affiliate.

b.       The right to impose and collect environmental control charges that are non-bypassable and which must be trued-up at least annually, but may be trued-up more frequently under certain circumstances, in order to ensure the timely recovery of the environmental control costs and payment of the debt service and other ongoing financing costs.

c.       Additional collateral in the form of a collection account which includes a capital subaccount of not less than 0.5 percent of the initial principal amount of the environmental trust bonds, and other subaccounts, resulting in greater certainty of payment of interest and principal to investors consistent with the requirements of the rating agencies that will rate the environmental trust bonds. In addition, a capital contribution of not less than 0.5 percent of the initial principal amount of the bonds is necessary to satisfy the requirements of Internal Revenue Service Revenue Procedure 2005-62 to ensure that WEPCO will not recognize in its taxable income the cash proceeds received from the issuance of the environmental trust bonds.

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d.       Protection of bondholders against potential defaults by a servicer that is responsible for billing and collecting the environmental control charges from existing or future retail customers.

14.              It is reasonable to require that the environmental trust bonds (or, if there is more than one tranche, each tranche of the environmental trust bonds) bear interest at a fixed rate and that the amortization schedule be designed to generally provide for level annualized debt service requirements.

15.              WEPCO’s proposed transaction structure is reasonable and necessary to enable the environmental trust bonds to obtain a AAA bond credit rating, to ensure that the structuring, marketing, and pricing of the environmental trust bonds will result in the lowest environmental control charges that are consistent with market conditions at the time the bonds are issued and the terms of this Financing Order.

16.              The financing requested in the Application will produce a lower cost of capital than would other alternatives examined. Since many terms of the financing mechanism have not yet been established, to ensure that ratepayers receive the lowest environmental control charges that are consistent with market conditions at the time the bonds are issued and the terms of this Financing Order from the proposed securitization and so that the proposed environmental trust bond transaction will be consistent with the standards set forth in Wis. Stat. § 196.027(2)(b)1., it is necessary that:

a.       The effective duration-adjusted weighted average annual interest rate of the environmental trust bonds, including upfront and ongoing financing costs, does not exceed WEPCO’s duration-weighted marginal cost of debt and equity;

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b.       The legal final maturity of the bonds shall not exceed 15 years, and the scheduled final maturity of the bonds shall not exceed 13 years.

c.       The environmental trust bonds must have a AAA rating from at least two of the nationally recognized rating agencies.

d.       WEPCO shall follow the marketing and pricing process described in the Application and this Financing Order.

e.       Subsequent to the issuance of this Financing Order, the Commission shall monitor compliance with this Financing Order and the progress of the issuance of the environmental trust bonds. WEPCO shall provide the Commission with the reports and updates required in this Financing Order.

f.       The Commission shall retain authority to review and determine whether to approve the Affiliated Interest Agreements (as defined herein), in a separte proceeding, when such agreements are finalized closer to the time of the bond issuance, in order to ensure the terms of such agreements result in the lowest environmental control charges that are consistent with market conditions at the time the bonds are issued and the terms of this Financing Order.

17.              The structuring, marketing and pricing of the environmental trust bonds will result in the lowest environmental control charges that are consistent with market conditions at the time the bonds are issued and the terms of this Financing Order.

18.              This Financing Order satisfies the requirements of Wis. Stat. § 196.027(2)(b)1.c, is consistent with the public interest, and is otherwise prudent, reasonable, and appropriate.

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19.              It is reasonable for WEPCO to create an SPE, which will be a Delaware limited liability company with WEPCO as its sole member, for the exclusive purpose of acquiring environmental control property, issuing environmental trust bonds, and performing other activities relating thereto or otherwise authorized by this Financing Order. The SPE may not engage in any other activities and will have no assets other than environmental control property and related assets to support its obligations under the environmental trust bonds. Obligations relating to the environmental trust bonds will be the SPE’s only significant liabilities.

20.              The capital of the SPE will not be not less than 0.5 percent of the original principal amount of the environmental trust bonds issued by the SPE. A sufficient level of capital is necessary to minimize the risk of any shortfalls in the SPE’s collection of the environmental control charges and, therefore, assist in achieving the lowest environmental control charges possible. In addition, a minimum capital contribution of 0.5 percent of the original principal amount of the environmental trust bonds is necessary to satisfy the requirements of Internal Revenue Service Revenue Procedure 2005-62 to ensure that WEPCO will not recognize in its taxable income the cash proceeds received from the issuance of the environmental trust bonds.

21.              It is reasonable that the interest rate for the environmental trust bonds be determined at the time of pricing, subject to the terms and conditions of this Financing Order.

22.              The Commission finds it reasonable to provide for a rate of return on WEPCO’s capital contribution to the SPE that is equal to the interest rate on the environmental trust bonds (or, if there is more than one tranche, the interest rate on the longest maturing tranche of the environmental trust bonds).

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23.              The use and proposed structure of the SPE and the limitations related to its organization and management are necessary to minimize risks related to the proposed securitization transaction and to ensure the lowest environmental control charges that are consistent with market conditions at the time the bonds are issued and the terms of this Financing Order. It is reasonable to approve the proposed structure of the SPE.

24.              Credit enhancement for the environmental trust bonds will include the true-up adjustment process described in this Financing Order and the capital subaccount funded by WEPCO. WEPCO indicated that it does not anticipate the need for additional forms of credit enhancement, such as letters of credit, over-collateralization or reserve accounts, surety bonds, swap arrangements, hedging arrangements, and other mechanisms designed to promote the credit quality of the environmental trust bonds. WEPCO will have the flexibility to make use of other forms of credit enhancement if the costs of such enhancements would be exceeded by the benefits of such enhancements and would result in the lowest environmental control charges that are consistent with market conditions at the time the bonds are issued and the terms of this Financing Order.

25.              Since WEPCO does not anticipate the use of any such additional credit enhancements, and the costs and benefits of any such other credit enhancements cannot be determined at this time, utilization of any such additional credit enhancement methods shall be subject to review and approval by the Commission prior to the issuance of the environmental trust bonds.

26.              In accordance with Wis. Stat. § 196.027(2)(b)3., no environmental control property shall be created under this Financing Order, and WEPCO shall not be authorized to impose, collect, and receive environmental control charges, until the transfer of WEPCO’s rights hereunder to the SPE occurs in conjunction with the issuance of the environmental trust bonds.

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27.              As security for the environmental trust bonds, the SPE will pledge the environmental control property and other collateral to be held and administered by the indenture trustee pursuant to the indenture, as described in the Application.

28.              Under Wis. Stat. § 196.027(5)(a)1., environmental control property constitutes a present property right, even though the imposition and collection of environmental control charges depends on further acts of WEPCO or others that have not yet occurred.

29.              It is reasonable for WEPCO to submit to the Commission a proposed environmental control property servicing agreement with the SPE (the Servicing Agreement); the terms of this agreement will be reviewed by the Commission in a separate proceeding; if the Commission approves an agreement, the final terms of the agreement will be determined by the Commission in an Affiliated Interest Agreement Final Decision (as defined herein). The Servicing Agreement submitted to the Commission for consideration shall, among other things, include the following provisions:

(a)      WEPCO will be responsible for metering, calculating, billing, collecting and remitting the collected environmental control charges from electric utility customers arising from the environmental control property owned by the SPE. As servicer, WEPCO will be obligated to make remittances of the environmental control charge collections (or estimates of such collections) to the indenture trustee not later than two servicer business days following deemed receipt thereof.

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(b)     WEPCO will be responsible for making all true-up adjustment filings with the Commission to make periodic adjustments to the environmental control charges, and for preparing and filing any other reports with the Commission, the indenture trustee, the rating agencies and other financing parties; and

(c)     WEPCO will not be permitted to resign voluntarily from its duties as servicer unless (i) WEPCO determines that its continued performance of the duties as servicer would no longer be permitted under applicable law or (ii) WEPCO receives the consent of the Commission and confirmation that such action will not result in a suspension, reduction or withdrawal of the then current ratings on any of the environmental trust bonds.

30.              As compensation for its duties under the Servicing Agreement, it is reasonable that WEPCO receive from the SPE a servicing fee equal to 0.05 percent per annum of the intial aggregate principal amount of the environmental trust bonds, plus reimbursement of out-of-pocket expenses. As described in the Application, this fee is based on current market rates in similar utility securitization transactions. As described in the Application, payment of a servicing fee that is consistent with market rates is necessary to obtain the essential bankruptcy-remote nature of the SPE.

31.              If WEPCO defaults in its duties as servicer or is required for any reason to discontinue those functions, then an independent successor servicer acceptable to the indenture trustee and, if required, the rating agencies, may be named to replace WEPCO. In this event, the servicing fee paid to a successor servicer would likely need to be higher than the servicing fee paid to WEPCO. It is reasonable that, in the event a successor servicer is appointed, the servicing fee be allowed to increase; provided that the Commission’s consent would be needed for any servicing fee in excess of 0.60 percent per annum on the initial aggregate principal amount of the environmental trust bonds, plus reimbursement of out-of-pocket expenses, as described in this Financing Order.

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32.              It is reasonable that the obligations to continue to provide service and to collect and account for environmental control charges will be binding upon WEPCO and its successors.

33.              It is reasonable for WEPCO to submit to the Commission an administration agreement with the SPE (the Administration Agreement); the terms of this agreement will be reviewed by the Commission in a separate proceeding, and if the agreement is approved, the terms of the agreement will be determined by the Commission in its Affiliated Interest Agreement Final Decision. Under the Administration Agreement, WEPCO will establish the SPE and perform the administrative duties necessary to maintain the SPE. WEPCO has proposed that it receive an annual fee of $75,000, plus reimbursement of out-of-pocket expenses, for performing the services required by the Administration Agreement.

34.              It is reasonable for WEPCO to submit to the Commission for its consideration an environmental control property purchase and sale agreement with the SPE (the Sale Agreement); the Commission will review the agreement in a separate proceeding, and if the Commission approves the agreement, the terms of the agreement will be determined by the Commission in its Affiliated Interest Agreement Final Decision. The Sale Agreement shall provide for WEPCO’s sale of the environmental control property to the SPE in a transaction that is a sale or other absolute transfer in accordance with the “absolute transfer” provisions of Wis. Stat. § 196.027(5)(c).

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35.              It is reasonable to conduct a separate proceeding to consider the proposed Affiliated Interest Agreements. The Affiliated Interest Agreements include the Servicing Agreement, the Administration Agreement and the Sale Agreement. The proposed Affiliated Interest Agreements contain blanks and terms and conditions that will not be finalized until they are reviewed by the rating agencies, issuer’s counsel, and other parties to the transaction. The final versions will not be available until shortly before the issuance of the environmental trust bonds. It is reasonable that in the course of finalization of the bond issuance, the Commission may review and determine whether to approve the Affiliated Interest Agreements to ensure they result in the lowest environmental control charges that are consistent with market conditions at the time the bonds are issued and the terms of this Financing Order.

36.              It is reasonable that the Commission require that the issuance of the environmental trust bonds be structured by WEPCO in accordance with the provisions of Internal Revenue Service Revenue Procedure 2005-62.

37.              It is reasonable for the SPE to have the flexibility to issue and sell environmental trust bonds in one series, with one or more tranches. The legal final maturity of the bonds shall not exceed 15 years and the scheduled final maturity of the bonds shall not exceed 13 years.

38.              It is reasonable that the environmental trust bonds contain no redemption right.

39.              It is reasonable that WEPCO will retain sole discretion regarding whether or when to assign, sell, or otherwise transfer any rights concerning environmental control property arising under this Financing Order, or to cause the issuance of any environmental trust bonds authorized in this Financing Order, subject to the terms of this Financing Order.

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40.              It is reasonable for the environmental trust bonds authorized by this Financing Order to be secured by the environmental control property created by this Financing Order, as well as certain other collateral described in this Financing Order.

41.              It is reasonable for the indenture trustee to deposit the environmental control charge remittances that the servicer remits for the account of the SPE into one or more segregated trust accounts. Pursuant to the indenture, the SPE will establish a collection account (the Collection Account) to be held by the indenture trustee as collateral to faciliate the payment of principal and interest on the environmental trust bonds and the other ongoing financing costs related to the environmental trust bonds. The Collection Account will include a general subaccount (the General Subaccount), a capital subaccount (the Capital Subaccount), an excess funds subaccount (the Excess Funds Subaccount), and may include additional subaccounts (such as an over-collateralization or reserve account). The indenture trustee will deposit in the General Subaccount the remittances that the servicer remits to the indenture trustee. The indenture trustee will on a periodic basis apply moneys in the General Subaccount to pay expenses of the SPE, to pay principal and interest on the environmental trust bonds, and to meet the funding requirements of the other subaccounts. The moneys in the Collection Account and all subaccounts will be invested by the indenture trustee in short-term high-quality investments, and investment earnings shall be applied by the indenture trustee to pay principal and interest on the environmental trust bonds and the other ongoing financing costs related to the environmental trust bonds.

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42.              It is reasonable that WEPCO make a capital contribution to the SPE, which the SPE will deposit into a Capital Subaccount. The amount of the capital contribution is expected to be not less than 0.5 percent of the original principal amount of the environmental trust bonds, although the actual amount will depend on rating agency requirements. If WEPCO determines the contribution must be in excess of 0.5 percent of the original principal amount of the environmental trust bonds, such higher capital contribution amount is subject to review and approval by the Commission. The Capital Subaccount will serve as collateral to facilitate the timely payment of principal and interest on the environmental trust bonds and the other ongoing financing costs related to the environmental trust bonds. Any funds drawn from the Capital Subaccount to pay these amounts due to a shortfall in environmental control charge remittances will be replenished to its original level through future environmental control charges as adjusted through the true-up adjustment mechanism described below.

43.              It is reasonable that the capital contribution to the SPE should be funded by WEPCO.

44.              It is reasonable for the Excess Funds Subaccount authorized in this proceeding to hold any environmental control charge collections and investment earnings on the Collection Account in excess of the amounts needed to pay current principal and interest on the environmental trust bonds and the other ongoing financing costs related to the environmental trust bonds. Any balance in the Excess Funds Subaccount on a true-up adjustment date will be subtracted from the revenue requirement for purposes of the true-up adjustment.

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45.              It is reasonable that in the event the amount of environmental control charges collected by the indenture trustee is insufficient to make, on a timely basis, all scheduled payments of principal and interest on the environmental trust bonds and to make payment of all other ongoing financing costs related to the environmental trust bonds, the Excess Funds Subaccount and the Capital Subaccount will be drawn down, in that order, to make those payments. Any deficiency in the Capital Subaccount due to such withdrawals must be replenished on a periodic basis through the true-up adjustment process. It is reasonable that upon the maturity of the environmental trust bonds and the discharge of all obligations in respect thereof, remaining amounts in the Collection Account will be released by the SPE to WEPCO and, other than amounts that were in the Capital Subaccount and any unpaid return thereon, be credited to customers.

46.              It is reasonable that the refinancing of any securities issued under this Financing Order not be authorized by this Financing Order.

47.              It is reasonable that WEPCO impose on, and collect from, ratepayers environmental control charges in an amount sufficient to provide for the timely recovery of the costs approved in this Financing Order. It is reasonable that the environmental control charges be recovered until all principal and all financing costs, including interest and other costs related to the environmental control costs, have been paid in full.

48.              It is reasonable that environmental control charges be presented as a separate line item on customers’ bills as provided for in the Application.

49.              It is reasonable to approve WEPCO’s proposal to use its existing method of customer payment allocation. In particular, customer payments will be applied first to past due balances, including late fees. Once those balances are paid in full, if cash collections are not sufficient to pay a customer’s current bill then the cash shall be prorated between the different components of the bill. If WEPCO’s proposal in this regard limits its ability to obtain the lowest environmental control charges, the allocation methodology may be changed to remedy that concern, subject to Commission approval.

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50.              It is reasonable that environmental control charges will be collected from all retail electric utility customers of WEPCO and its successors. For the period during which environmental control costs and financing costs may be recovered through environmental control charges, so long as any retail electric customer obtains distribution service from WEPCO or its successors (including successors by merger or other combination, as well as successors through asset acquisitions), the customer shall pay non-bypassable environmental control charges to WEPCO or its successors or assignees regardless of whether the customer obtains other service from a different energy utility or other energy supplier. For purposes of this paragraph, “distribution service” means service from the energy utility, regardless of voltage and the source of that energy, if the energy supplied is not for resale.

51.              It is reasonable to approve the formula-based mechanism for making adjustments in the environmental control charges proposed by WEPCO.

52.              It is reasonable to require the servicer to file each year with the Commission, a routine annual true-up adjustment to the environmental control charges to correct for any over-collections or under-collections. Such routine annual true-up adjustment to the environmental control charges shall be effective not later than 45 days after the anniversary date of the issuance of the environmental trust bonds (with the precise timing to be determined at the time of the bond issuance), and such filing shall be made not later than 45 days prior to the effective date of such true-up adjustment. In addition, if determined to be necessary as described below, a routine mid-year true-up adjustment to the environmental control charges will be effective on the date that is 6 months from the date of the routine annual true-up adjustment. Each year not later than 45 days before the effective date of the routine mid-year true-up adjustment, the servicer shall determine whether estimated environmental control charge collections over the upcoming collection period (a period including the two upcoming debt service payments) will be sufficient (i) to make on a timely basis all scheduled payments of interest, principal and other amounts payable in respect of the environmental trust bonds during such period and (ii) to maintain the Capital Subaccount at the required level. If the servicer determines that estimated environmental control charge collections will not be sufficient for such purposes, the servicer shall file with the Commission a routine mid-year true-up adjustment at least 45 days prior to the effective date of the routine mid-year true-up adjustment.

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53.              If any environmental trust bonds remain outstanding after the final scheduled payment date for such bonds, it is reasonable to require the servicer to file for additional routine quarterly true-up adjustments until such bonds are paid in full, with such additional routine quarterly filings to become effective on the dates that are 3 months and 9 months from the routine annual true-up adjustment date, and to be filed with the Commission not later than 45 days prior to the effective date of such routine quarterly true-up adjustments.

54.              In connection with each true-up adjustment filing described above, it is reasonable to require WEPCO to update the assumptions underlying the calculation of the environmental control charges, including use of current sales and demand forecasts and current estimates of uncollectible amounts, weighted average days sales outstanding and ongoing financing costs.

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55.              In addition to the routine annual (and, if necessary, mid-year and quarterly) true-up adjustments, it is reasonable to authorize the servicer to make a routine optional true-up filing with the Commission at any time the servicer forecasts environmental control charge collections during the collection period will be insufficient to make all scheduled payments of principal and interest and payment of other ongoing financing costs in a timely manner, to replenish any draws on the Capital Subaccount or generally to correct for any undercollection or over-collection in order to assure timely payment of the bonds.

56.              In addition to the routine annual (and, if necessary, mid-year and quarterly) true-up adjustments and the routine optional true-up adjustments described above, it is reasonable to authorize the servicer to file for a non-routine true-up adjustment if the servicer determines that the existing model for calculating the environmental control charges should be amended or revised. To implement a non-routine true-up adjustment, the servicer shall file a non-routine true-up letter with the Commission designating the adjustments to be made to such model and any corresponding adjustments to the environmental control charges. Any non-routine true-up adjustment shall be subject to the review and approval of the Commission that such adjustment is necessary to ensure the timely recovery of environmental control costs and financing costs with such review and determination to occur within 45 days of such filing. To the extent possible, WEPCO will work with Commission staff prior to the filing of a non-routine true-up adjustment and to use agreed-upon templates in order to streamline the review process for the request.

57.              It is reasonable to allocate to customer classes electric environmental control costs and financing costs on the basis of 75 percent on demand and 25 percent on energy for the purposes of determining revenue responsibility and setting electric environmental control charges.

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58.              It is reasonable to authorize WEPCO to calculate the environmental control charges as a flat energy charge per kilowatt hour (kWh), except for the General Primary class. Since street lighting customers do not have an energy charge, it is reasonable for their share of the environmental control charges to be calculated using imputed consumption, which will then be charged as a fixed amount per kWh. Since all customers in the General Primary class have demand meters, it is reasonable to calculate the environmental control charges for customers in the General Primary class on the basis of customer demand. In particular, environmental control charges for the General Primary class will be calculated as a $/kW-month demand charge.

59.              In establishing the environmental control charges (initial and on each true-up adjustment), WEPCO will determine the periodic revenue requirement for the upcoming collection period (a period including the two upcoming debt service payments). The periodic revenue requirement for a collection period includes scheduled payments of principal in accordance with the expected amortization schedule, interest payments and other ongoing financing costs. After the initial collection period, the periodic revenue requirement will also be adjusted for any amounts needed to replenish the Capital Subaccount (in the event of draws due to undercollections) and any amounts in the Excess Funds Subaccount (in the event of over-collections). In addition, the collection period revenue requirement will be adjusted for any projected over- or under-recovery of costs in the collection period that will be completed at the time of the true-up adjustment. WEPCO will determine the periodic billing requirement for each customer class, which represents the aggregate amount of environmental control charges that must be billed during a given collection period so that the collections will be sufficient to meet the periodic revenue requirement for that collection period. The periodic billing requirement will take into account projected kWh usage by customer class (or demand with respect to the General Primary class), expected uncollectible amounts and expected lags in collection of billed environmental control charges (based on estimated weighted average days of sales outstanding). As a result of collection lag, amounts collected during each collection period (other than the initial collection period) will include not only amounts billed during that collection period, but also amounts billed during the prior collection period. As a result of these factors, the periodic billing requirement for a customer class will differ from the periodic revenue requirement allocated to that customer class.

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60.              It is reasonable to authorize WEPCO to calculate the environmental control charges in the manner described in this Financing Order, including use of the formulas shown in Attachment 1 to Appendix B.

61.              It is reasonable to require WEPCO to submit final financing costs along with updated initial environmental control charges in a report filed following the issuance of the environmental trust bonds, and such environmental control charges shall become effective the first day of the first full month following the issuance of the environmental trust bonds.

62.              It is reasonable to have environmental control charges be presented as a separate line item on customer bills, and to require that WEPCO include a note to customers explaining the environmental control charges in detail with its bills, along with periodic informational updates.

63.              It is reasonable for this Financing Order to be effective one day after the date of mailing or the day of personal service on WEPCO, whichever is earlier.

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64.              WEPCO’s proposal related to imposition and collection of environmental control charges is reasonable and necessary to ensure collection of environmental control charges sufficient to support recovery of the costs approved in this Financing Order.

65.              It is reasonable to require WEPCO to record all environmental control costs that are financed with environmental trust bonds in separate accounts so that those costs can be excluded from traditional rate recovery in future proceedings to avoid double recovery of any costs.

Conclusions of Law

1.                  The Commission has jurisdiction pursuant to Wis. Stat. § 196.027.

2.                  The Commission has authority to approve the application requesting a financing order pursuant to Wis. Stat. § 196.027 and the authority to condition its approval under Wis. Stat. §§ 196.027(2)(b)2.f and 196.395.

3.                  This Financing Order will result in lower overall costs to customers than would alternative methods of financing environmental control activities.

4.                  Under this Financing Order, the structuring, marketing, and expected pricing of the environmental trust bonds will result in the lowest environmental control charges that are consistent with market conditions at the time the bonds are issued and the terms of this Financing Order.

5.                  This Financing Order is otherwise consistent with the public interest, and is prudent, reasonable, and appropriate. The terms and conditions in this Financing Order are necessary to protect the public interest.

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6.                  The Commission has authority under Wis. Stat. § 15.02(4) to delegate to the Administrator of the Division of Energy Regulation and Analysis those functions vested by law. The Commission finds it reasonable to delegate to the Administrator of the Division of Energy Regulation and Analysis the authority to review and approve true-up adjustments under Wis. Stat. § 196.027(2)(b)4.a.

Opinion

Background

The Wisconsin Legislature enacted 2003 Wisconsin Act 152, which created a financing mechanism, referred to as enviromental trust financing, to finance the cost of certain investments intended to reduce environmental pollution from existing energy utility facilities, and has been codified in relevant part as Section 196.027 of the Wisconsin Statutes. The statute allows an energy utility to request, with the approval of the Commission, to finance the cost of environmental control activities with the proceeds of environmental trust bonds that are secured by charges paid by the energy utility’s customers. Such financing results in lower carrying costs for environmental control activities relative to the costs that would be incurred using conventional utility financing methods, thus resulting in benefits to ratepayers.

To ensure such benefits and as a precondition for the use of securitization, the Legislature required that a utility demonstrate the securitization will produce ratepayer benefits and that this Commission make a specific finding that such benefits will be produced before issuing a financing order.

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With the Commission’s authorization, an energy utility’s environmental control activities may be securitized through the issuance of environmental trust bonds. Environmental trust bonds are generally defined as evidences of indebtedness or ownership that are issued under a financing order and are secured by or payable from environmental control property.2 The net proceeds from the sale of the environmental trust bonds must be used for one or more qualified environmental control activities approved by the Commission. If environmental trust bonds are approved and issued, retail electric customers must pay the principal, interest, and related financing costs of the environmental trust bonds through environmental control charges. Environmental control charges are non-bypassable charges that will be paid by end-use customers as part of the monthly charges for electric service and must be approved by the Commission pursuant to a financing order.

The Application filed by WEPCO in this case also fulfills an obligation of WEPCO arising out of the Settlement Agreement approved by the Commission in the 2019 Order. Among other provisions establishing WEPCO’s 2020-2021 electric base rates, the Settlement Agreement required WEPCO to file the Application to recover $100 million of the remaining book balance of the retired Pleasant Prairie Power Plant through the issuance of environmental trust bonds. That amount represented approximately 100 percent of the remaining book balance of Pleasant Prarie that is eligible for environmental trust financing. As described in the 2019 Order, the settling parties expect the securitization to result in reduced costs for WEPCO’s customers as compared to traditional utility financing through the remaining book life of Pleasant Prairie.

2 Wis. Stat. § 196.027(1)(j).

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Statutory Findings

The Commission may adopt a financing order to fund environmental control costs only if it finds: (1) the order will result in lower overall costs to customers than would alternative methods of financing environmental control activities; (2) the proposed structuring, marketing, and pricing of the environmental trust bonds will result in the lowest environmental control charges that are consistent with market conditions at the time the bonds are issued and the terms of the financing order; and (3) the financing order is in the public interest, and is prudent, reasonable, and appropriate.3 All of these statutory requirements ensure that the use of securitization by eligible public utilities to fund qualified environmental activities will provide benefits to a utility’s customers.

Lowest Environmental Control Charges

To issue a financing order, the Commission must ensure that the structuring, marketing, and pricing of the environmental trust bonds result in the lowest environmental control charges consistent with market conditions at the time the bonds are issued and the terms of the financing order. Because the actual structuring, marketing, and pricing of the environmental trust bonds cannot be known at this time, WEPCO has provided a general description of the proposed structuring, marketing, and pricing. This description does not contain every relevant detail and, in certain places, uses only approximations of certain costs and requirements. The final structuring, marketing, and pricing will depend, in part, upon the requirements of the nationally-recognized credit rating agencies which will rate the environmental trust bonds, and in part, upon the market conditions that exist at the time the environmental trust bonds are taken to the market. Due to this uncertainty today of future requirements and conditions, WEPCO has asked for flexibility in designing the structure, marketing, and pricing of the environmental trust bonds.

3 Wis. Stat. § 196.027(2)(b)1.a. through c.

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While the Commission recognizes the need for some degree of flexibility with regard to the final details of the securitization transactions approved in this Financing Order, its primary focus is upon the statutory requirements—to achieve lower overall costs to customers than alternative methods of financing and the lowest environmental control charges consistent with market conditions and the terms of the financing order—which must be met to issue this Financing Order. The environmental trust mechanism allows WEPCO to raise funds less expensively than other financing approaches. A finding that environmental trust bond financing produces a lower cost of capital than other financing alternatives is necessary, but not sufficient to satisfy all the requirements of the statute. To approve the financing proposal the Commission must find that the specific environmental trust financing proposal provides the lowest environmental control charges.4

In view of these obligations, the Commission has established certain criteria in this Financing Order that must be met in order for the approvals and authorizations granted in this Financing Order to become effective. This Financing Order grants authority to issue environmental trust bonds and to impose and collect environmental control charges only if the final structure, marketing and pricing of the securitization transactions complies in all material respects with these criteria. The combination of these limiting criteria together with the ability of the Commission to monitor compliance with the terms of this Financing Order and the progress of the issuance of the environmental trust bonds will ensure that the structuring, marketing, and pricing of the environmental trust bonds will result in the lowest environmental control charges that are consistent with market conditions at the time the bonds are issued and the terms of this Financing Order.

4 Wis. Stat. § 196.027(2)(b)1.b.

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Ratepayer Benefits

In order to approve a financing order, the Commission must determine that the securitization is prudent, reasonable, and appropriate and is in the public interest. This standard will only be met if the securitization results in benefits to ratepayers when compared to the alternative of traditional utility financing.

As described in WEPCO’s financing application, the Settlement Agreement assumed the securitization of $100 million of the Pleasant Prairie regulatory asset would result in a more than $14 million reduction to WEPCO’s approved 2020 electric revenue requirement. WEPCO estimates that its 2020 revenue requirement is $14.5 million lower because it did not include recovery for the costs associated with issuing the environmental trust financing (the $100 million of Pleasant Prairie’s environmental controls at issue in this Financing Order). In 2021, WEPCO’s estimated revenue requirement will be $9.7 million lower after factoring in the costs associated with the proposed securitization. As a result, the securitization will result in lower overall costs to customers than would alternative methods of financing the environmental control activities. WEPCO estimates that issuing environmental trust bonds to finance the Pleasant Prairie environmental control costs, as anticipated by the Settlement Agreement, will save WEPCO’s customers approximately $40 million on a net present value basis (or 31 percent) as compared to traditional utility ratemaking.

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Cost of Capital Benchmark: The Marginal Cost of Capital

WEPCO compared the cost of environmental trust bond financing to the marginal cost of capital under conventional financing, which is an appropriate benchmark. For purposes of assuming a cost of capital under conventional financing, and without prejudice to future WEPCO rate proceedings, WEPCO used a mix of debt and equity financing based on WEPCO’s current authorized capital structure and cost of capital approved in the 2019 Order (including a cost of debt of 4.49 percent and cost of equity of 10.00 percent).

Using these assumptions, the overall pre-tax cost of capital under conventional financing methods is 9.54 percent. In comparison, the cost of environmental trust bonds today is expected to be approximately 2.50 percent.

Cost of Debt

As is the case with most debt issuances, the cost of the debt—the effective interest rate—will not be known until the bonds are priced. It is reasonable therefore that the cost of debt be established at the time the bonds are priced.

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WEPCO retained Barclays Capital Inc. (Barclays) as its financial advisor to advise WEPCO with respect to the structuring, marketing and pricing of the environmental trust bonds. As described in the supporting testimony, Barclays has wide experience in the structuring, marketing and pricing of asset-backed securities generally and utility securitizations specifically. Through supporting testimony, WEPCO has described the process that will be used in the structuring, marketing and pricing of the environmental trust bonds, based on the recommendations of its experienced financial advisor. In particular, the environmental trust bonds will be issued and result in the lowest environmental control charges consistent with the terms of this Financing Order and market conditions at the time of issuance by using the following process:

•	WEPCO has proposed that the environmental trust bonds be sold through a public offering registered with the Securities and Exchange Commission. As described in the supporting testimony of WEPCO’s financial advisor, althought it will depend on prevailing market conditions at the time of issuance, substantially all of the prior utility securitization bond offerings have been conducted as public offerings. Public offerings of securitization bonds are considered to be more liquid than private placements, and therefore generally are more attractive to investors in these transactions, which would be expected to lead to lower overall costs for utility customers. WEPCO will retain some flexibility to issue a Rule 144A private placement transaction,[5] to address possible market or other disruptions that may arise, such as the recent pandemic.
•	It is expected that the environmental trust bonds will be rated by at least two nationally recognized rating agencies, with a requirement that the bonds receive at least two AAA ratings.
•	No legal final maturity of any environmental trust bonds will exceed 15 years from the date of issuance, and all environmental trust bonds will have expected scheduled final maturity dates of 13 years or less.
•	The environmental trust bonds will be offered for sale to investors through one or more lead underwriters, each of which will have wide experience in the marketing of asset-backed securities and specific experience in the marketing of utility securitizations.

5 A Rule 144A private placement is an offering that would be limited to large institutional investors and could be used if there were disruptions in the broader public markets.

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•	Although retaining flexibility to issue the bonds in multiple tranches is important, WEPCO anticipates that the proposed offering will have one tranche with an average life of approximately 7 years. The final structure will be selected to produce the lowest securitization interest rate based on actual investor demand and existing market conditions.
•	Extensive education will be provided to investors regarding the environmental trust bonds. Following delivery of a preliminary prospectus to potential investors, WEPCO and its underwriters will work together to bring the proposed issuance to the attention of investors, to inform them of its structure and terms, and to directly answer any questions they may have. The process will include an electronic roadshow presentation geared towards highlighting important aspects of the proposed transaction from the investors‘ point of view. This overall process serves to stimulate the broadest investor demand possible for the issuance, so as to achieve the lowest environmental control charges for customers.
•	The price guidance and testing process described in the testimony of WEPCO’s financial advisor will enable WEPCO and the underwriters to assess investor demand for the amount of securitization bonds they are willing to purchase, at certain prices and coupon rates. This will allow WEPCO and the underwriters to adjust the prices and coupon rates to ensure maximum distribution of the environmental trust bonds at the lowest bond yields consistent with a fixed price offering.

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In order to ensure the statutory requirements are satisfied, it is reasonable to impose a number of conditions on the issuance of the environmental trust bonds. It is reasonable to condition the issuance of the environmental trust bonds on receipt of a AAA-rating by at least two of the major rating agencies. It also is reasonable to require WEPCO to offer the environmental trust bonds through the process described above. Further, it is reasonable that the Commission retain authority to approve the Affiliated Interest Agreements in a separate proceeding, in order to ensure the terms of such agreements result in the lowest environmental control charges that are consistent with market conditions at the time the bonds are issued and the terms of this Financing Order.

Subsequent to the issuance of this Financing Order, the Commission shall monitor compliance with this Financing Order and the progress of the issuance of the environmental trust bonds. WEPCO shall provide to the Commission a copy of each filing made with the Securities and Exchange Commission in connection with the proposed issuance of the environmental trust bonds. Prior to the issuance of the environmental trust bonds, WEPCO also shall provide such regular updates and progress reports as may be requested by the Commission.

Cost of SPE Capital Contribution

WEPCO proposed that the return on WEPCO’s required capital contribution to the SPE be set at the interest rate on the environmental trust bonds (or, if there is more than one tranche, the interest rate on the longest maturing tranche of the environmental trust bonds). WEPCO provided testimony supporting that this fee level is consistent with other recent utility securitization transactions. While lower than a typical equity level return, the return on WEPCO’s capital contribution to the SPE will be recovered through the environmental control charges making it much less risky than conventional utility equity. WEPCO’s proposed return on its capital contribution is appropriate for this very small SPE equity component.

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Use of Proceeds

Proceeds generated from environmental trust bonds may, per the statute, be used only to provide capital for environmental control activities or to pay for transaction-related financing costs. In this case, WEPCO already has paid the environmental control costs that are being financed with the environmental trust bonds. As a result, the proceeds of the environmental trust bonds will be used to reimburse WEPCO for the previously incurred environmental control costs and pay for transaction-related financing costs. As a result, no funds will remain in a segregated account for environmental control costs to be incurred in the future.

Any failure to use the proceeds of the environmental trust bonds in accordance with the terms of this Financing Order shall not invalidate, impair, or affect this Financing Order, the environmental control property, the environmental control charges or the environmental trust bonds contemplated by this Financing Order, and the Commission shall not take any action to impair the assessment, collection and/or true-up of environmental control charges in the manner provided pursuant to this Financing Order.

Call Provisions

WEPCO has proposed that there would be no call option included in the environmental trust bonds. WEPCO provided supporting testimony indicating that redemption rights generally are not included in utility securitization bonds and would be expected to increase the cost of the debt. Therefore, WEPCO’s proposal to not include a call option in the debt issuance is reasonable.

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Term of Securities

WEPCO proposed that it issue securities with a legal final maturity of no more than 15 years, and with an expected scheduled final maturity of 13 years or less. WEPCO proposed that it have flexibility to issue the environmental trust bonds in one series, with one or more tranches. However, WEPCO indicated that it expects to offer the environmental trust bonds in a single series with one tranche with an average life of appoximately 7 years.

It is reasonable that environmental trust bonds be issued in one series, with one or more tranches. The legal final maturity of any environmental trust bonds shall not exceed 15 years, and the expected scheduled final maturity shall not exceed 13 years.

True-Up of Environmental Control Charges

Pursuant to Wis. Stat. § 196.027(2)(b)2.c, the Commission is required to include in any financing order a formula-based mechanism for making adjustments to the environmental control charges that customers are required to pay to make any adjustments that are necessary to correct for any over-collection or under-collection of the charges or to otherwise ensure the energy utility’s or assignee’s timely recovery of environmental control costs and financing costs. Pursuant to Wis. Stat. § 196.027(2)(b)4., the Commission must apply these true-up adjustments at least annually. WEPCO has provided supporting testimony indicating that in order to obtain the lowest interest rates on the environmental trust bonds, mandatory routine true-up adjustments should be required at least annually, and more frequently if necessary. Accordingly, it is reasonable to require the servicer: (1) to make filings for routine true-up adjustments at least annually; (2) to make an additional mid-year routine true-up adjustment if the servicer determines estimated environmental control charge collections over the upcoming collection period will not be sufficient to make on a timely basis all scheduled payments of interest, principal and other amounts payable in respect of the environmental trust bonds during such period and to maintain the Capital Subaccount at the required level; and (3) to make additional quarterly routine true-up adjustment filings if any environmental trust bonds remain outstanding after the scheduled final maturity date for such bonds.

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The routine annual true-up adjustment to the environmental control charges shall be effective not later than 45 days after the anniversary date of the issuance of the environmental trust bonds (with the precise timing to be determined at the time of bond issuance). If necessary, a routine mid-year true-up adjustment shall become effective on the date that is 6 months from the date of the routine annual true-up adjustment. The servicer of the environmental control property will file for a routine annual true-up adjustment each year not later than 45 days before the effective date of the routine annual true-up adjustment. If a routine mid-year true-up adjustment is necessary in any year, the servicer will file for a mid-year true-up adjustment not later than 45 days prior to the effective date of the mid-year true-up adjustment. If any environmental trust bonds remain outstanding after the final scheduled payment date for such bonds, the servicer shall file for additional routine quarterly true-up adjustments until such bonds are paid in full. The routine quarterly true-up adjustments shall become effective on the dates that are 3 months and 9 months from the date of the routine annual true-up adjustment, and shall be filed not later than 45 days prior to the effective date of such true-up adjustment.

True-up procedures are necessary to provide for full and timely recovery of required amounts over the expected life of the environmental trust bonds. In order to collect adequate environmental control charge revenues and to avoid large over-collections or under-collections over time, the servicer will reconcile the environmental control charges using WEPCO’s current forecast of electricity deliveries (or demand with respect to the General Primary class) (i.e., forecasted billing units), uncollectible amounts and weighted average days sales outstanding and estimates of ongoing financing costs.

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In addition to annual (and, if necessary, mid-year and quarterly) routine true-up adjustments, more frequent routine true-up adjustments may be made by the servicer at any time during the term of the environmental trust bonds. In particular, the servicer may file for a routine optional true-up adjustment at any time the servicer forecasts environmental control charge collections during the collection period will be insufficient to make all scheduled payments of principal and interest and payment of other ongoing financing costs in a timely manner, to replenish any draws on the Capital Subaccount or generally to correct for any undercollection or over-collection in order to assure timely payment of the bonds.

The servicer will make routine true-up adjustments in the manner described in Appendix B to this Financing Order. Two true-up mechanisms are approved, one for routine true-up adjustments (which include the mandatory annual (and, if necessary, mid-year and quarterly) true-up adjustments and the optional interim true-up adjustments identified above) and one for non-routine true-up adjustments (which are discussed below). The form and methodology for the routine true-ups shall be substantially similar to Appendix B to this Financing Order.

By statute, the scope of Commission review of routine true-up adjustment filings will be limited to determining whether the proposed adjustment is calculated correctly.

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Commission Review of Affiliated Interest Agreements

The Commission retains jurisdiction as to approval of the Affiliated Interest Agreements. It is reasonable for the Commission to conduct a separate proceeding to review and consider whether to approve the Affiliated Interest Agreements to ensure they result in the lowest environmental control charges that are consistent with market conditions at the time the bonds are issued and the terms of this Financing Order.

Credit Enhancements Provided by Statute

This Financing Order contains terms, as it must, ensuring that the imposition and collection of environmental control charges authorized in the order shall be non-bypassable. It also includes a mechanism requiring that environmental control charges be reviewed and adjusted at least annually to correct any over-collections or under-collections and to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the environmental trust bonds. In addition to the required annual adjustments, more frequent adjustments are allowed to ensure that the amount of the environmental control charges matches the funding requirements approved in this Financing Order. These provisions will help to ensure that the amount of environmental control charges paid by retail customers does not exceed the amounts necessary to cover the costs of this securitization.

The state of Wisconsin has pledged, for the benefit and protection of bondholders, that it will not take or permit any action that would impair the value of environmental control property, or, except for the true-up expressly allowed by law, reduce, alter, or impair the environmental control charges to be imposed, collected and remitted to bondholders, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related environmental trust bonds have been paid and performed in full.

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Environmental Control Property

Upon its creation, the environmental control property will constitute a present property right for purposes of contracts concerning the sale or pledge of property, and the state pledge will continue to exist until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the environmental trust bonds are paid and performed in full. In addition, the interest of an assignee or pledgee in environmental control property (as well as the revenues and collections arising from the property) are not subject to setoff, counterclaim, surcharge, or defense by the electric utility or any other person or in connection with the bankruptcy of the electric utility or any other entity. The creation, granting, perfection, and enforcement of liens and security interests in environmental control property are governed by Wis. Stat. ch. 409.6

Refinancing Environmental Trust Bonds

The Commission may adopt a financing order providing for the retiring and refunding of environmental trust bonds only upon making a finding that the future environmental control charges required to service the new environmental trust bonds, including transaction costs, will be less than the future environmental control charges required to service the bonds being retired or refunded. This Financing Order does not grant any authority to refinance environmental trust bonds authorized by this Financing Order.

6 See Wis. Stat. § 196.027(5)(b).

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The Special Purpose Entity (SPE)

WEPCO will create an SPE, which will be a Delaware limited liability company with WEPCO as its sole member. The SPE will be formed for the exclusive purpose of acquiring environmental control property, issuing environmental trust bonds, and performing other activities relating thereto or otherwise authorized by this Financing Order. The SPE will not be permitted to engage in any other activities and will have no assets other than environmental control property and related assets to support its obligations under the environmental trust bonds. Obligations relating to the environmental trust bonds will be the SPE’s only significant liabilities. These restrictions on the activities of the SPE and restrictions on the ability of WEPCO to take action on the SPE’s behalf are imposed to ensure that the SPE will not be affected by a bankruptcy of WEPCO, and therefore will be “bankruptcy remote”.

The SPE will be managed by a board of managers with rights similar to those of boards of directors of corporations. As long as the environmental trust bonds remain outstanding, the SPE will have at least one independent manager, i.e., with no organizational affiliation with WEPCO, or its holding company or affiliates (other than serving as an independent manager of another bankruptcy remote affiliate). The SPE will not be permitted to amend the provisions of the organizational documents that ensure bankruptcy-remoteness of the SPE without the consent of the independent manager. Similarly, the SPE will not be permitted to institute bankruptcy or insolvency proceedings or to consent to the institution of bankruptcy or insolvency proceedings against it, or to dissolve, liquidate, consolidate, convert or merge without the consent of the independent manager. Other restrictions to ensure bankruptcy remoteness may also be included in the organizational documents of the SPE as indicated by the rating agencies.

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The initial capital of the SPE will not be less than 0.5 percent of the original principal amount of the environmental trust bonds issued by the SPE. The initial capitalization of the SPE must be sufficient to allow the SPE to meet any reasonably expected expenses that might arise, including those that are related to the environmental trust bonds (including any shortfalls in payment of the environmental control charges) and the issuance of the environmental trust bonds. The Commission recognizes that a minimum captial contribution of 0.5 percent of the original principal amount of the environmental trust bonds issued by the SPE also is needed to receive the desired federal income tax treatment for the environmental trust-bond transaction. The actual level of initial capital shall be determined closer to the date the bonds are issued, taking into account rating agency considerations. If WEPCO determines the contribution must be in excess of 0.5 percent of the original principal amount of the environmental trust bonds, such higher capital contribution amount is subject to review and approval by the Commission.

The SPE may issue environmental trust bonds in an aggregate amount not to exceed the principal amount approved by this Financing Order and will pledge to the indenture trustee, as collateral for payment of the environmental trust bonds, the environmental control property, including the SPE’s right to receive the environmental control charges as and when collected, and certain other collateral described in the indenture.

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Servicer and the Servicing Agreement

The Commission will review and determine whether to approve the proposed Servicing Agreement in a separate proceeding. Upon receiving the Commission’s approval of the Servicing Agreement in a separate proceeding, WEPCO will execute a Servicing Agreement with the SPE; this agreement may be amended, renewed or replaced by another servicing agreement.7 The entity responsible for carrying out the servicing obligations under any servicing agreement is the servicer. WEPCO will be the initial servicer but may be succeeded as servicer by another entity under certain circumstances detailed in the Servicing Agreement. Although the specific provisions of the Servicing Agreement will be determined by the Commission in a separate proceding, the general functions of the servicer will includeamong other things, the duty to impose and collect the applicable environmental control charges for the benefit and account of the SPE, to make the periodic true-up adjustments of environmental control charges required or allowed by this Financing Order, and to account for and remit the applicable environmental control charge collections (or estimates of such collections) to or for the account of the SPE not later than two servicer business days after deemed receipt in accordance with the remittance procedures contained in the Servicing Agreement without any charge, deduction or surcharge of any kind. As compensation for its duties under the Servicing Agreement, WEPCO shall receive from the SPE a servicing fee to be determined by the Commission, that is based on current market rates in similar utility securitization transactions. The anticipated fee amount used for purposes of the determinations made in this Financing Order is 0.05 percent per annum of the innitial aggregate principal amount of the environmental trust bonds, plus reimbursement of out-of-pocket expenses. As described in the Application, payment of a servicing fee that is consistent with market rates is necessary to obtain the essential bankruptcy-remote nature of the SPE.

7 If the amended, revised or replaced servicing agreement is with WEPCO or any of its affiliates, Commission approval is required under Wis. Stat. § 196.52.

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WEPCO will not be permitted to resign voluntarily from its duties as servicer unless (i) WEPCO determines that its continued performance of the duties as servicer would no longer be permitted under applicable law or (ii) WEPCO receives the consent of the Commission and confirmation that such action will not result in a suspension, reduction or withdrawal of the then current ratings on any of the environmental trust bonds.

Under the terms of the Servicing Agreement, if any servicer fails to fully perform its servicing obligations, the indenture trustee acting under the indenture to be entered into in connection with the issuance of the environmental trust bonds, or the indenture trustee’s designee, may, or, upon the instruction of the requisite percentage of holders of the outstanding amount of environmental trust bonds, shall appoint an alternate party to replace the defaulting servicer, in which case the replacement servicer will perform the obligations of the servicer under the Servicing Agreement. No entity may replace WEPCO as the servicer in any of its servicing functions with respect to the environmental control charges and the environmental control property authorized by this Financing Order, if the replacement would cause any of the then current credit ratings of the environmental trust bonds to be suspended, withdrawn, or downgraded. The obligations of the servicer under the Servicing Agreement will be more fully described in the Servicing Agreement.

In the event a successor servicer is appointed, the servicing fee paid to a successor servicer would likely need to be higher than the servicing fee paid to WEPCO. In the event a successor servicer is appointed, the servicing fee will be allowed to increase; provided that the Commission’s consent will be needed for any servicing fee in excess of 0.60 percent per annum on the initial aggregate principal amount of the environmental trust bonds, plus reimbursement of out-of-pocket expenses, as described in this Financing Order.

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The rights of the SPE under the Servicing Agreement will be included in the collateral pledged to the indenture trustee under the indenture for the benefit of holders of the environmental trust bonds.

Trust Accounts

The SPE will establish the Collection Account as a trust account to be held by the indenture trustee as collateral to ensure the payment of the principal, interest, and the other ongoing financing costs related to the environmental trust bonds, in full and on a timely basis. The Collection Account will include the General Subaccount, the Excess Funds Subaccount and the Capital Subaccount, and may include other subaccounts (such as over-collateralization or reserve accounts).

The environmental control charge remittances that the servicer remits to the indenture trustee for the account of the SPE will be deposited into one or more segregated trust accounts and allocated to the General Subaccount. On a periodic basis the moneys in this subaccount will be allocated to pay expenses of the SPE, to pay principal and interest on the environmental trust bonds, and to meet the funding requirements of the other subaccounts. The moneys in the General Subaccount will be invested by the indenture trustee in short-term high-quality investments, and such moneys (including investment earnings) will be applied to pay principal and interest on the environmental trust bonds and the other ongoing financing costs related to the environmental trust bonds.

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When environmental trust bonds are issued, WEPCO will make a capital contribution to the SPE, which the SPE will deposit into the Capital Subaccount. The amount of the capital contribution will be not less than 0.5 percent of the original principal amount of environmental trust bonds, although the actual amount will depend on rating agency requirements. The Capital Subaccount will serve as collateral to ensure timely payment of principal and interest on the environmental trust bonds and the other ongoing financing costs related to the environmental trust bonds. To the extent that the Capital Subaccount must be drawn upon to pay these amounts due to a shortfall in the environmental control charge remittances, it will be replenished through future environmental control charge remittances to its original level through the true-up process. The moneys in this subaccount will be invested in short-term high-quality investments, and such moneys (including investment earnings) will be used to pay principal and interest on the environmental trust bonds and the other ongoing financing costs related to the environmental trust bonds.

The capital contribution to the SPE is to be funded by WEPCO. The environmental trust bond proceeds cannot be used to fund this capital contribution.

The Excess Funds Subaccount will hold any environmental control charge remittances and investment earnings on the Collection Account in excess of the amounts needed to pay current principal and interest on the environmental trust bonds and to pay the other ongoing financing costs related to the environmental trust bonds including, but not limited to, replenishing the Capital Subaccount. Any balance in the Excess Funds Subaccount on a true-up adjustment date will be subtracted for purposes of the true-up adjustment. The moneys in this subaccount will be invested in short-term high-quality investments, and such moneys (including investment earnings thereon) will be used to pay principal and interest on the environmental trust bonds and the other ongoing financing costs related to the environmental trust bonds.

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The Collection Account and the subaccounts described above are intended to provide for full and timely payment of scheduled principal and interest on the environmental trust bonds and all the other ongoing financing costs related to the environmental trust bonds. If the amount of environmental control charges remitted to the General Subaccount is insufficient to make all scheduled payments of principal and interest on the environmental trust bonds and to make payment on all of the other ongoing financing costs related to the environmental trust bonds, the Excess Funds Subaccount and the Capital Subaccount will be drawn down, in that order, to make those payments. Any deficiency in the Capital Subaccount due to such withdrawals must be replenished on a periodic basis through the true-up process. In addition to the foregoing, there may be such additional accounts and subaccounts as are necessary to segregate amounts received from various sources, or to be used for specified purposes. Such accounts will be administered and utilized as set forth in the Servicing Agreement and the indenture. Upon the maturity of the environmental trust bonds and the discharge of all obligations with respect to them, remaining amounts in the Collection Account will be released to the SPE and will be available for distribution by the SPE to WEPCO. Other than amounts that were in the Capital Subaccount or any accrued but unpaid return on WEPCO’s capital contribution, customers shall be credited an amount equal to the amount released to the SPE from the Collection Account.

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Affilated Interest Agreements

WEPCO’s application contained three proposed Affiliated Interest Agreements which cover certain structural aspects of the environmental trust bond securitization and define the inter-relationships and responsibilities of the various parties. The proposed Sale Agreement allows the SPE to purchase environmental control property from WEPCO. The Servicing Agreement facilitates the relationships and transactions necessary after the sale and allows WEPCO to act as servicer for the environmental control property. The Administration Agreement, allows WEPCO to act as administrator for the SPE.

The Commission will review and consider whethe to approve the Affiliated Interest Agreements in a separate proceeding.

Environmental Trust Bond Financing of Penalties or Forfeitures

Wisconsin Stat. § 196.027(1)(f) prohibits WEPCO from financing any penalty or forfeiture as an environmental control cost. The authorized environmental control costs do not include any penalty or forfeiture.

What May Be Included in the Environmental Trust Bond Issuance

Projects must meet the criteria established in Wis. Stat. § 196.027 to be eligible for environmental trust bond financing. As described in the 2019 Order, the $100 million of remaining undepreciated investment to be financed with environmental trust bonds represented approximately 100 percent of the remaining book balance of Pleasant Prairie eligible for environmental trust financing.

Allowable Environmental Control Costs

The environmental control costs relate to the installation of environmental controls at the retired Pleasant Prairie Power Plant, including wet flue gas desulfurization and selective catalytic reduction.

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The 2019 Order, and the underlying Settlement Agreement, also authorize WEPCO to finance additional environmental control costs consisting of the capitalized costs being recorded as a regulatory asset equal to a return at WEPCO’s authorized WACC on such $100 million of undepreciated cost from January 1, 2020 through the date of issuance of the environmental trust bonds. From January 1, 2020 until the date of issuance of the environmental trust bonds, the Capitalized Carrying Costs are being recorded as a regulatory asset by WEPCO. The definition of environmental control cost in Wis. Stat. § 196.027(1)(f) includes capitalized cost relating to regulatory assets. As a result, the Capitalized Carrying Costs are eligible for inclusion as environmental control costs.

Periodic Routine True-up Information Filing

According to Wis. Stat. § 196.027(2)(b)2.c. and (4), the Commission is required to make annual adjustments to correct for any over-collection or under-collection based on estimates of demand and other mathematical factors within 45 days of the anniversary date of any environmental trust bond issuance. The statutory requirement as stated above requires the routine annual true-up adjustments to take effect within 45 days of the anniversary date of any environmental trust bond issuance. Consistent with the statute, WEPCO has proposed that the routine annual true-up adjustment become effective not later than 45 days after the anniversary date of the issuance of the bonds (with the precise timing to be determined at the time the bonds are issued). WEPCO has provided supporting testimony indicating that it would be advisable to require more frequent routine true-ups if necessary, with an additional routine mid-year true-up adjustment to occur 6 months from the date of the routine annual true-up adjustment if necessary and, if any environmental trust bonds remain outstanding after the scheduled final maturity date, additional routine quarterly true-up adjustments to occur 3 months and 9 months from the date of the routine annual true-up adjustment. It is reasonable that the environmental control charges be subject to these routine annual (and, if necesssary, mid-year and quarterly) true-up adjustments.

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WEPCO proposes these routine true-up adjustment requests to take the form identified in Appendix B to this Financing Order and to take effect automatically on the 45th day after a request is filed with the Commission. This will provide time for review of these true-up adjustment filings during the 30-day comment period provided for in the Act and for the correction of any error in the application of the formula-based true-up mechanism.

In connection with each routine true-up adjustment filing, WEPCO shall update the assumptions underlying the calculation of the environmental control charges, including use of current sales and demand forecasts and current estimates of weighted average days sales outstanding, uncollectible amounts and ongoing financing costs.

Upfront and Ongoing Financing Costs

WEPCO has identified estimated upfront financing costs of approximately $5.3 million. These estimated upfront financing costs include: underwriting discounts; WEPCO’s financial advisor structuring fee; the fees of legal counsel; rating agency fees; trustee fees and expenses; accounting and auditing fees; Securities and Exchange Commission registration fees; printing and filing expenses; SPE organizational costs; servicer set-up costs; original issue discount and marketing and other miscellaneous expenses. WEPCO shall provide notice to the Commission if WEPCO’s estimated upfront financing costs at the time of issuance of the bonds are in excess of the estimates set forth in this Financing Order. Further, if WEPCO’s estimate of the upfront financing costs has decreased at the time of issuance of the bonds, WEPCO shall make a corresponding reduction in the principal amount of the bonds.

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The ongoing financing costs will include interest on the environmental trust bonds as well as other ongoing financing costs. WEPCO has estimated the other ongoing financing costs (other than any taxes on the environmental control charges) will be approximately $530,000 per year, and will include servicing fees, the return on WEPCO’s capital contribution to the SPE, administration fees, accounting and auditing fees, legal fees, rating agency surveillance fees, trustee fees and expenses, independent manager fees and other miscellaneous costs. The servicing fee, administration fee and return on capital contribution will be based upon fixed amounts upon issuance of the bonds. Other components of the ongoing financing costs will be subject to variation over the life of the environmental trust bonds.

Through the supporting testimony, WEPCO has presented an illustrative preliminary structure for the environmental trust bond issuance that includes estimated payments of principal and interest. The estimated interest expense in the illustrative preliminary structure for the bonds is based on the issuance of the bonds in a single series with one tranche with a weighted average life of approximately 7 years and an estimated interest rate of 2.50 percent per annum. The actual bond structure and interest rate on the environmental trust bonds will be determined at the time of issuance and will be based upon market conditions at such time.

The Commission is also required to find that the proposed structuring, marketing, and pricing of the environmental trust bonds will result in the lowest environmental control charges consistent with market conditions at the time the bonds are issued and the terms of this Financing Order. Wis. Stat. § 196.027(2)(b)1.b. In order to ensure this standard is satisfied, the Commission has imposed a number of conditions on the issuance as described in this Financing Order and will continue to monitor compliance with the terms of this Financing Order and the progress of the bond issuance.

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Treatment of Servicing Costs and Administration Costs Incurred by WEPCO in Future Rate Proceedings

Servicing costs and administration costs incurred by WEPCO shall be excluded in determining WEPCO’s cost of service in future rate proceedings. Servicing fees and administration fees received by WEPCO under the Servicing Agreement and the Administration Agreement, respectively, shall not be considered revenues of WEPCO in future rate proceedings.

Initial Environmental Control Charges

The environmental control charges initially authorized shall be those submitted to the Commission in a report filed following the issuance of the environmental trust bonds, and such environmental control charges shall become effective the first day of the first full month following the issuance of the environmental trust bonds. The initial environmental control charges shall be calculated using the formula shown in Attachment 1 to Appendix B adjusted for the final environmental control costs and financing costs. The environmental control charges incorporated in these rates shall be in effect until such rates are adjusted pursuant to the true-up adjustments approved in this Financing Order.

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Non-Routine True-up Adjustments

In addition to the routine mandatory annual (and, if necessary, mid-year and quarterly) true-up adjustments and routine optional true-up adjustment described above, the servicer is authorized to file for a non-routine true-up adjustment if the servicer determines that the existing model for calculating the environmental control charges should be amended or revised. To implement a non-routine true-up adjustment, the servicer shall file a non-routine true-up letter with the Commission designating the adjustments to be made to such model and any corresponding adjustments to the environmental control charges. Any non-routine true-up adjustment shall be subject to the review and approval of the Commission that such adjustment is necessary to ensure the timely recovery of environmental control costs and financing costs with such review and determination to occur within 45 days of such filing. In response to concerns identified by Commission staff regarding potential timing difficulty for the Commission to complete its review of non-routine true-up requests within 45 days, the Commission finds that it is reasonable to delegate to the Administrator of the Division of Energy Regulation and Analysis the authority to approve adjustments under Wis. Stat. § 196.027(2)(b)4.a. to facilitate timely completion. To the extent possible, WEPCO will work with Commission staff prior to the filing of a non-routine true-up adjustment and to use agreed-upon templates in order to streamline the review process for the request.

Tracking of Costs

WEPCO is required to record all environmental control costs that are financed with environmental trust bonds in separate accounts so that those costs can be excluded from traditional rate recovery in future proceedings to avoid double recovery of any costs.

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Environmental Control Charges and All Retail Electric Utility Customers

For the period during which environmental control costs and financing costs may be recovered through environmental control charges, so long as any retail electric customer obtains distribution service from WEPCO or its successors (including successors by merger or other combination, as well as successors through asset acquisitions), the customer shall pay non-bypassable environmental control charges to WEPCO or its successors or assignees regardless of whether the customer obtains other service from a different energy utility or other energy supplier. For purposes of this paragraph, “distribution service” means service from the energy utility, regardless of voltage and the source of energy, if the energy supplied is not for resale.

Environmental Trust Bond Financing Cost Allocation

WEPCO provided testimony as to the appropriate mix of demand and energy allocation to use for assigning Environmental Trust Financing costs to customer classes. The environmental control charge revenue requirements are all plant-related and WEPCO proposes an allocation to customer classes and rate schedules based on 75 percent demand (12CP) and 25 percent transmission-level LMP-weighted energy. This is consistent with the allocation of plant-related costs approved by the Commission in WEPCO’s most recent rate case filing in docket 5-UR-109. It is reasonable to require that an allocation mix of 75 percent on demand and 25 percent on energy be used to allocate environmental trust bond revenue requirements.

Environmental Control Charge

WEPCO proposed that the environmental control charge be calculated as a flat energy charge per kWh, except for the General Primary class. Street lighting customers do not have an energy charge, so their share of the environmental control charges will be calculated using imputed consumption, which will then be charged as a fixed amount per kWh. Since all customers in the General Primary class have demand meters, it is reasonable to calculate the environmental control charges for customers in the General Primary class on the basis of customer demand. In particular, environmental control charges for the General Primary class will be calculated as a $/KW-month demand charge.

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A formula to calculate the environmental control charges for each customer class was submitted by WEPCO. It is reasonable to authorize the use of that formula. This formula is shown in Attachment 1 to Appendix B. WEPCO provided supporting testimony that included estimated initial environmental control charges based on its current cost estimates and preliminary illustrative bond structure. Since final costs may vary from these estimates, and assumptions with respect to forecasted sales and demand, uncollectible amounts and weighted average days sales outstanding may change, it is reasonable to require WEPCO to submit to the Commission a report following the issuance of the bonds that reflects the updated initial environmental control charges. Such initial environmental control charges shall become effective the first day of the first full month following the issuance of the environmental trust bonds.

Treatment of Environmental Control Charge on Customer Bills

It is reasonable for WEPCO to present the environmental control charges as a separate line item on customer bills. It is also reasonable for WEPCO to include a note to customers explaining the environmental control charges in detail with its bills, as well as annual informational updates about the environmental trust bonds.

Allocation of Customer Payments

WEPCO proposed that environmental control charges collections be allocated based on the existing WEPCO methodology. WEPCO would allocate cash collections on a customer-by-customer basis. The first dollars collected would be attributed to past due balances, including late charges, if any. Once those balances are paid in full, if cash collections are not sufficient to pay a customer’s current bill then the cash would be prorated between the different components of the bill.

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The allocation of payments, first to past due amounts and then to current charges, should not prejudice either WEPCO or the SPE, so long as the application is consistently applied, and is consistent with the desired bankruptcy treatment.

It is reasonable to approve WEPCO’s proposal to use its existing method of customer payment allocation as described above. If WEPCO’s proposal in this regard limits its ability to obtain the lowest environmental control charges, the allocation methodology may be changed to remedy that concern, subject to Commission approval.

Order

Based upon the record, the Findings of Fact and Conclusions of Law set forth in this Financing Order, and for the reasons stated above, IT IS ORDERED:

1.          The application of WEPCO is approved as provided in this Financing Order.

2.          WEPCO is authorized: (a) to recover the amount of environmental control costs and financing costs provided for and described in this Financing Order over the period of time described in this Financing Order; (b) to assess, collect and provide for the periodic true-up of environmental control charges as described and provided for in this Financing Order; (c) to form or cause the formation of a SPE for the purposes and in accordance with the terms set forth in this Financing Order; (d) to cause the absolute sale and transfer of the environmental control property to the SPE in accordance with the terms set forth in this Financing Order; and (e) to cause the SPE to issue environmental trust bonds secured by the environmental control property in accordance with the terms set forth in this Financing Order.

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3.          The SPE may pledge to the indenture trustee, as collateral for payment of the environmental trust bonds, the environmental control property, including the SPE’s right to receive the related environmental control charges when collected, and the other collateral described in the indenture. Consistent with Wis. Stat. § 196.027(5)(b)2., any security interest in the environmental control property shall be deemed to be created, valid, binding and perfected at the time a security agreement is made and attaches automatically from the time that value is received for the environmental control property and, further, shall be deemed a continuously perfected lien and security interest in the environmental control property, and the filing or recording of a financing statement or instrument, or any continuation statements or instruments, in which such a security interest is created is not required.

4.          Consistent with Wis. Stat. §§ 196.027(5)(b)4. and 5., the priority of any lien and security interest in the environmental control property arising from this Financing Order shall not be considered impaired by any later modification of this Financing Order or by the commingling of the funds arising from environmental control charges with any other funds.

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5.          When WEPCO transfers environmental control property to the SPE pursuant to the terms of this Financing Order under an agreement that expressly states that the transfer is a sale or other absolute transfer in accordance with the “absolute transfer” provisions of Wis. Stat. § 196.027(5)(c), that transfer shall constitute an absolute transfer and not a secured transaction or other financing arrangement, and title (both legal and equitable) to the environmental control property shall immediately pass to the SPE. After such a transfer, the environmental control property shall not be subject to any claims of the seller or the seller’s creditors, other than creditors holding a properly perfected prior security interest in the environmental control property by virtue of the transactions authorized in this Financing Order. As provided by Wis. Stat. § 196.027(5)(c)2., the characterization of the sale, assignment, or transfer of environmental control property as an absolute transfer and the corresponding characterization of the purchaser’s property interest shall not be affected by whether the purchaser has any recourse against the seller, or any other term of the parties’ agreement, including the seller’s retention of an indirect equity interest in the environmental control property by reason of its equity interest in the SPE, the fact that WEPCO acts as the collector of environmental control charges relating to the environmental control property, any indemnifications, obligations, or repurchase rights made or provided by the seller, or the treatment of the transfer as a financing for tax, financial reporting, or other purposes.

6.         The SPE created pursuant to this Financing Order, when issuing environmental trust bonds, is authorized, pursuant to Wis. Stat. § 196.027(8)(c) and this Financing Order, to include the state of Wisconsin pledge with respect to environmental control property and environmental control charges in any documentation relating to the environmental trust bonds as provided for in Wis. Stat. § 196.027(8)(b).

7.         Subsequent to the issuance of this Financing Order, the Commission shall monitor compliance with this Financing Order and the progress of the issuance of the environmental trust bonds. WEPCO shall provide to the Commission a copy of each filing made with the Securities and Exchange Commission in connection with the proposed issuance of the environmental trust bonds. Prior to the issuance of the environmental trust bonds, WEPCO also shall provide such regular updates and progress reports as may be requested by the Commission.

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8.         Before the environmental trust bonds may be issued, WEPCO must obtain Commission approval of the proposed Affiliated Interest Agreements in a separate Affiliated Interest Agreement Final Decision. In the course of finalization of the bond issuance, the Commission may review and approve the Affiliated Interest Agreements to ensure they result in the lowest environmental control charges that are consistent with market conditions at the time the bonds are issued and the terms of this Financing Order.

9.         Those environmental control costs, in an aggregate amount equal to the sum of (a) $100 million of the undepreciated cost of environmental control activities at Pleasant Prairie as described herein, plus (b) capitalized costs being recorded as a regulatory asset equal to a return at WEPCO’s current authorized WACC on such $100 million of undepreciated cost from January 1, 2020 through the date of issuance of the environmental trust bonds, and those upfront financing costs incurred in connection with the issuance of the environmental trust bonds, may be included in the principal amount of the environmental trust bonds to be issued and may be recovered through environmental control charges. Assuming an issuance of the environmental trust bonds by April 1, 2021, with the $100 million in Undepreciated Costs, estimated Capitalized Carrying Costs of approximately $12.6 million, and estimated upfront financing costs of approximately $5.3 million, WEPCO estimates that the aggregate principal amount of the bonds to be issued will be approximately $117.9 million. The actual amount financed will depend on when the bonds are issued and the actual upfront financing costs.

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10.       WEPCO shall update, prior to issuance of the environmental trust bonds, its estimates of the Capitalized Carrying Costs and upfront financing costs. WEPCO shall provide notice to the Commission if WEPCO’s updated estimated Capitalized Carrying Costs or upfront financing costs are in excess of the estimates set forth in this Financing Order. Further, if WEPCO’s estimate of the Capitalized Carrying Costs or the upfront financing costs has decreased at the time of issuance of the bonds, WEPCO shall make a corresponding reduction in the principal amount of the bonds.

11.       Those future periodic financing costs of the types described in Wis. Stat. § 196.027(1)(k), including without limitation, interest on the environmental trust bonds, other ongoing financing costs described in the Financing Order and taxes imposed on the revenues generated from the collection of environmental control charges, as provided for and approved in accordance with the terms of this Financing Order, may be recovered through environmental control charges.

12.       A portion of the proceeds from the authorized environmental trust bonds shall be used by the SPE to pay for the upfront financing costs incurred in connection with the issuance of the bonds and to reimburse WEPCO for any issuance costs that were paid directly by WEPCO in advance of the bond issuance. The remaining proceeds will be used to reimburse WEPCO for such environmental control costs, all of which shall have been incurred by WEPCO at the time of issuance of the environmental trust bonds. As a result, no funds will remain in a segregated account for environmental control costs to be incurred in the future. Any failure to use the proceeds of the environmental trust bonds in accordance with the terms of this Financing Order shall not invalidate, impair, or affect this Financing Order, the environmental control property, the environmental control charges or the environmental trust bonds contemplated by this Financing Order, and the Commission shall not take any action to impair the assessment, collection and/or true-up of environmental control charges in the manner provided pursuant to this Financing Order.

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13.        WEPCO is authorized to form or cause to be formed the SPE to be structured and conditioned as discussed and provided in this Financing Order and the related Affiliated Interest Agreement Final Decision and to enter into the LLC Operating Agreement, on terms and conditions substantially consistent with those in the form of LLC Operating Agreement filed with the Application, with such further changes as shall be necessary to satisfy any bankruptcy or rating agency requirements or that are otherwise consistent with the provisions of this Financing Order. The SPE is authorized to issue environmental trust bonds as specified in this Financing Order, and to enter into an indenture with an indenture trustee on terms and conditions substantially consistent with those in the form of indenture filed with the Application, with such further changes as shall be necessary to satisfy any bankruptcy or rating agency requirements or that are otherwise consistent with the provisions of this Financing Order. WEPCO and the SPE are authorized to execute and deliver such additional agreements, documents, certificates and instruments as shall be legally appropriate and necessary in order to effectuate the issuance of the environmental trust bonds in accordance with the provisions of this Financing Order.

14.        WEPCO shall use the SPE as approved by the Commission in conjunction with the issuance of any environmental trust bonds authorized under this Financing Order. The SPE shall be funded with an amount of capital that shall not be less than 0.5 percent of the original principal amount of the environmental trust bonds issued by the SPE.

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15.              The capital contribution by WEPCO to the SPE with respect to the environmental trust bonds shall be funded by WEPCO and not from the proceeds of the sale of environmental trust bonds. WEPCO shall be authorized to earn a rate of return on its capital contribution to the SPE that is equal to the interest rate on the environmental trust bonds (or, if there is more than one tranche, the interest rate on the longest maturing tranche of the environmental trust bonds). This return will be an ongoing financing cost recovered through the environmental control charges.

16.              As long as the environmental trust bonds remain outstanding, the SPE shall have at least one independent manager, i.e., with no organizational affiliation with WEPCO, or its holding company or affiliates (other than serving as an independent manager of another bankruptcy remote affiliate).

17.              The SPE will not be permitted to amend the provisions of the organizational documents that ensure bankruptcy-remoteness of the SPE without the consent of the independent manager of the SPE. The SPE will not be permitted to institute bankruptcy or insolvency proceedings or to consent to the institution of bankruptcy or insolvency proceedings against it, or to dissolve, liquidate, consolidate, convert, or merge without the consent of the independent manager.

18.              Other restrictions to ensure bankruptcy remoteness may be included in the LLC Operating Agreement of the SPE as indicated by the rating agencies and determined by WEPCO.

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19.              The servicer shall bill and collect from ratepayers, as provided in this Financing Order, environmental control charges in an amount sufficient to provide for the timely recovery of its aggregate environmental control costs and financing costs authorized in this Financing Order (including payment of principal and interest on the environmental trust bonds and other ongoing financing costs). The servicer shall make remittances of the environmental control charge collections (or estimates of such collections as described in this Financing Order) to the indenture trustee not later than two servicer business days following deemed receipt thereof. The servicer shall allocate partial payments of customer bills as described in this Financing Order.

20.              The environmental control charges shall be recovered until all principal and all financing costs, including interest and other costs related to the environmental trust bonds have been paid in full.

21.              WEPCO shall allocate the environmental control charges among customers in the manner described in this Financing Order.

22.              For the period during which environmental control costs and financing costs may be recovered through environmental control charges, so long as any retail electric customer obtains distribution service from WEPCO or its successors (including successors by merger or other combination, as well as successors through asset acquisitions), the customer shall pay non-bypassable environmental control charges to WEPCO or its successors or assignees regardless of whether the customer obtains other service from a different energy utility or other energy supplier. For purposes of this paragraph, “distribution service” means service from the energy utility, regardless of voltage and the source of the energy, if the energy supplied is not for resale.

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23.              This Financing Order, together with the environmental control charges authorized by this Financing Order, shall be binding upon WEPCO and any of its successors or affiliates that provide distribution service to customers in WEPCO’s service area as it exists on the initial date of issuance of the environmental trust bonds, as well as any other entity that provides electric distribution services to customers within that service area. This Financing Order is also binding upon any servicer or other entity responsible for billing and collection of environmental control charges on behalf of the owners of environmental control property, and upon any successor to the Commission. WEPCO shall not sell, transfer, or convey any distribution property of any type, or any rights to its service territory or existing customers, without requiring the entity acquiring the distribution property, rights or customers to charge, collect, and timely remit the environmental control charges to the servicer.

24.              True-ups of the environmental control charges shall be undertaken and conducted as described in this Financing Order. The servicer shall file each true-up adjustment as a compliance filing in this docket.

25.              The creation of the environmental control property is hereby approved. The environmental control property shall consist of the rights and interests of WEPCO and the SPE under this Financing Order, including the right to bill, collect and receive environmental control charges in an amount sufficient to provide for the timely recovery of its aggregate environmental control costs and financing costs authorized in this Financing Order (including payment of principal and interest on the environmental trust bonds and other ongoing financing costs), the right to obtain true-up adjustments to the envirionmental control charges as provided in this Financing Order, and all revenues and proceeds resulting from such rights and interests. No environmental control property shall be created under this Financing Order, and WEPCO shall not be authorized to impose, collect, and receive environmental control charges, until the transfer of WEPCO’s rights hereunder to the SPE occurs in conjunction with the issuance of the environmental trust bonds.

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26.              WEPCO is authorized to allocate to customer classes electric environmental control costs and financing costs on the basis of 75 percent on demand and 25 percent on energy for the purposes of determining revenue responsibility and setting electric environmental control charges.

27.              In its role as servicer, WEPCO is authorized to include in its existing rates for retail electric service the environmental control charges calculated in the manner described in this Financing Order, including the formula shown in Attachment 1 to Appendix B. The environmental control charges shall be reflected as a separate line item on customer bills and shall be adjusted periodically pursuant to the true-up adjustments approved in this Financing Order. WEPCO shall include a note to customers explaining the environmental control charges in detail with its bills, along with periodic informational updates.

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28.              A routine annual true-up adjustment to the environmental control charges to correct for any over-collections or under-collections and to provide for timely payment of principal and interest and other ongoing financing costs shall become effective each year not later than 45 days following the anniversary date of issuance of the bonds (with the precise timing to be determined at the time of issuance of the bonds). The servicer shall file the routine annual true-up adjustment information with the Commission each year not later than 45 days prior to the effective date of the routine annual true-up adjustment. In addition, if necessary, a routine mid-year true-up adjustment to the environmental control charges shall become effective on the date that is 6 months from the date of the routine annual true-up adjustment. Each year not later than 45 days prior to the routine mid-year true-up adjustment date, the servicer shall determine whether estimated environmental control charge collections over the upcoming collection period will be sufficient (i) to make on a timely basis all scheduled payments of interest, principal and other amounts payable in respect of the environmental trust bonds during such period and (ii) to maintain the Capital Subaccount at the required level. If the servicer determines that estimated environmental control charge collections will not be sufficient for such purposes, the servicer shall file with the Commission routine mid-year true-up adjustment information not later than 45 days prior the mid-year true-up adjustment date. The updated environmental control charges reflected in any such true-up adjustment filing shall be subject to review only for errors in the application of the formula and shall become effective automatically without the need for further Commission action.

29.              If any environmental trust bonds remain outstanding after the final scheduled payment date for such bonds, the servicer also shall file for additional routine quarterly true-up adjustments until such bonds are paid in full, with such additional routine quarterly true-up adjustments to become effective on the dates that are 3 months and 9 months from the date of the routine annual true-up adjustment, and with such filings to occur no later than 45 days prior to the effective date of the routine quarterly true-up adjustment. The servicer also may file for a routine optional true-up adjustment at any time the servicer forecasts environmental control charge collections during the collection period will be insufficient to make all scheduled payments of principal and interest and payment of other ongoing financing costs in a timely manner, to replenish any draws on the Capital Subaccount or generally to correct for any under-collection or over-collection in order to assure timely payment of the bonds. The updated environmental control charges reflected in any such routine quarterly true-up adjustment filing or routine optional true-up adjustment filing shall be subject to review only for errors in the application of the formula and shall become effective automatically without the need for further Commission action.

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30.              In connection with each true-up adjustment filing, WEPCO shall update the assumptions underlying the calculation of the environmental control charges, including use of current sales and demand forecasts and current estimates of weighted average days sales outstanding, uncollectible amounts, and ongoing financing costs.

31.              The servicer is authorized to file for a non-routine true-up adjustment if the servicer determines that the existing model for calculating the environmental control charges should be amended or revised. To implement a non-routine true-up adjustment, the servicer shall file a non-routine true-up letter with the Commission designating the adjustments to be made to such model and any corresponding adjustments to the environmental control charges. Any non-routine true-up adjustment shall be subject to the review and approval of the Commission that such adjustment is necessary to ensure the timely recovery of environmental control costs and financing costs with such review and determination to occur within 45 days of such filing. The Commission has delegated to the Administrator of the Division of Energy Regulation and Analysis the authority to review and approve true-up adjustments under Wis. Stat. § 196.027(2)(b)4.a. To the extent possible, WEPCO will work with the Commission staff prior to the filing of a non-routine true-up adjustment in order to streamline the review process for the request.

32.              The environmental control charges initially authorized shall be those submitted to the Commission in a report filed following the issuance of the environmental trust bonds, and such environmental control charges shall become effective the first day of the first full month following the issuance of the environmental trust bonds.

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33.              The SPE may, in accordance with the terms of this Financing Order, issue environmental trust bonds in an aggregate amount not to exceed the principal amount approved by this Financing Order and will pledge to an indenture trustee, as collateral for payment of the environmental trust bonds, the environmental control property, including the SPE’s right to receive the environmental control charges as and when collected, the SPE’s rights under the Servicing Agreement and certain other collateral described in the indenture. Environmental trust bonds may be issued in one series, with one or more tranches, in accordance with the terms of this Financing Order over a period of one year following the later of the date upon which this Financing Order becomes final and no longer appealable or, if appealed, is no longer subject to further judicial review.

34.              WEPCO may provide for various forms of additional credit enhancement for the environmental trust bonds (beyond the true-up adjustment mechanism and Capital Subaccount approved in this Financing Order), including letters of credit, over-collateralization or reserve accounts, surety bonds, swap arrangements, hedging arrangements and other mechanisms designed to promote the credit quality and marketability of the environmental trust bonds or to mitigate the risk of an increase in interest rates, subject to review and approval by the Commission.

35.              The legal final maturity of the environmental trust bonds authorized by this Financing Order shall not exceed 15 years, and the scheduled final maturity of the bonds shall not exceed 13 years.

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Docket 6630-ET-101

36.              WEPCO shall structure the issuance of the environmental trust bonds in a manner consistent with the requirements of Internal Revenue Service Revenue Procedure 2005-62.

37.              Subject to compliance with the requirements of this Financing Order, WEPCO and the SPE shall be afforded flexibility in establishing the terms and conditions of the environmental trust bonds, including the repayment schedules, term, payment dates, collateral, credit enhancement, required debt service, reserves, interest rates, indices, and other financing costs and the ability of WEPCO, at its option, to issue the environmental trust bonds in one or more tranches to obtain the lowest environmental control charges available at the time the bonds are issued.

38.              In its capacity as the initial servicer under the Servicing Agreement, WEPCO is authorized to calculate, bill, collect, and receive for the account of the SPE, the environmental control charges established under this Financing Order, as adjusted from time to time pursuant to the true-up adjustment mechanism, and to make such filings and take such other actions as are required or permitted by this Financing Order. The servicer will be entitled to receive servicing fees determined by the Commission in a separate proceeding.

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39.              WEPCO shall not resign as servicer except upon either (a) a determination by WEPCO that the performance of its duties as servicer shall no longer be permissible under applicable law or (b) satisfaction of the following: (i) receipt of confirmation that such action will not result in a suspension, reduction or withdrawal of the then current ratings on any of the environmental trust bonds and (ii) the Commission shall have approved of such resignation. Upon the occurrence of an event of default under the Servicing Agreement relating to WEPCO’s performance of its servicing functions with respect to the environmental control charges, the indenture trustee may replace WEPCO as the servicer in accordance with the terms of the Servicing Agreement. If the servicing fee of the replacement servicer will exceed the applicable maximum servicing fee specified herein, the appointment of such replacement servicer shall not be effective until (i) the date the Commission approves the appointment of such replacement servicer, or (ii) if the Commission does not act to either approve or disapprove of such appointment, the date which is 45 days after the date notice of appointment of the replacement servicer is provided to the Commission. No entity may replace WEPCO as servicer in any of its servicing functions if the replacement would cause any of the then-current credit ratings on the environmental trust bonds to be suspended, withdrawn, or downgraded.

40.              WEPCO shall be entitled to receive an administration fee for its performance of administration duties under the Administration Agreement, as determined by the Commission in a separate proceeding.

41.              Servicing costs and administration costs incurred by WEPCO may not be included in WEPCO’s cost of service in future rate proceedings. Servicing fees and administration fees received by WEPCO under the Servicing Agreement and Administration Agreement, respectively, shall not be considered revenues of WEPCO in future rate proceedings.

42.              WEPCO shall, at least annually, provide written notification to each ratepayer for which the entity bills environmental control charges that the environmental control charges are the property of the SPE and not of the entity issuing the bill. WEPCO shall annually provide to its retail electric customers a concise explanation of the environmental control charges approved in this Financing Order. The explanation may be made by bill inserts, Web site information, or other appropriate means.

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43.              The Commission shall require such terms and conditions in the transaction documents through its Affiliated Interest Agreement Final Decision as may be needed to provide additional ratepayer protections and achieve the lowest environmental control charges consistent with market conditions at the time the bonds are issued and the terms of this Financing Order.

44.              All regulatory approvals within the jurisdiction of the Commission that are necessary for the securitization of the environmental control charges associated with the environmental control property and other qualified costs that are the subject of the Application are granted.

45.              This Financing Order constitutes a legal financing order for WEPCO under Wis. Stat. § 196.027. The Commission finds this Financing Order complies with the provisions of Wis. Stat. § 196.027(2)(b)1. A financing order gives rise to rights, interests, obligations, and duties as expressed in Wis. Stat. § 196.027. It is the Commission’s express intent to give rise to those rights, interests, obligations, and duties by issuing this Financing Order. If WEPCO proceeds to issue environmental trust bonds pursuant to this Financing Order, WEPCO and the servicer of environmental trust bonds authorized by this Financing Order are directed to take all actions as are required to effectuate the transactions approved in this Financing Order, subject to the compliance with the criteria established under Wis. Stat. § 196.027 and this Financing Order.

46.              This Financing Order is a final order, the appeal of which is to be conducted pursuant to Wis. Stat. § 196.027(2)(d). The finality of this Financing Order is not impacted by the actions or inactions taken by the Commission with respect to any other matters considered in this proceeding. Should any other order entered in this proceeding, if appealed to the courts, not be upheld in full on appeal, such judicial ruling will in no event impact or modify the finality or effectiveness of this Financing Order.

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47.              WEPCO shall record all environmental control costs that are financed with environmental trust bonds in separate accounts or subaccounts so that these costs are excluded from traditional rate recovery in future proceedings to avoid double recovery of any costs.

48.              Upon the maturity of the environmental trust bonds and the discharge of all obligations with respect to them, remaining amounts in the Collection Account will be released to the SPE and will be available for distribution by the SPE to WEPCO. Other than amounts that were in the Capital Subaccount or any accrued but unpaid return on WEPCO’s capital contribution, customers shall be credited an amount equal to the amount released to the SPE from the Collection Account.

49.              WEPCO shall provide to the Commission a copy of the final closing documents relating to the issuance of the environmental trust bonds.

50.              This Financing Order is irrevocable, and the Commission shall not take or permit any action in this proceeding or any future proceeding that would impair the value of the environmental control property, or, except for the true-up expressly allowed by law, reduce, alter, or impair the environmental control charges to be imposed, collected, and remitted to financing parties, until the principal, interest, and premium, and any other charges incurred and contracts to be performed in connection with the related environmental trust bonds have been paid and performed in full.

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51.              As provided in Wis. Stat. § 196.027(10), effective on the date that environmental trust bonds are first issued under Wis. Stat. § 196.027, if any provision of Wis. Stat. § 196.027 is held to be invalid or is invalidated, superseded, replaced, repealed, or expires for any reason, that occurrence shall not affect any action allowed under Wis. Stat. § 196.027 that is taken by WEPCO, an assignee, a collection agent, or a party to a transaction, and any such action shall remain in full force and effect.

52.              This Financing Order to be effective one day after the date of mailing or the day of personal service on WEPCO, whichever is earlier.

Dated at Madison, Wisconsin, the 17th day of November, 2020.

By the Commission:

Steffany Powell Coker

Secretary to the Commission

SPC:MB:jlt:DL:01769775

See attached Notice of Appeal Rights

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PUBLIC SERVICE COMMISSION OF WISCONSIN

4822 Madison Yards Way

P.O. Box 7854

Madison, Wisconsin 53707-7854

NOTICE OF RIGHTS FOR REHEARING OR JUDICIAL REVIEW, THE
TIMES ALLOWED FOR EACH, AND THE IDENTIFICATION OF THE
PARTY TO BE NAMED AS RESPONDENT

The following notice is served on you as part of the Commission's written decision. This general notice is for the purpose of ensuring compliance with Wis. Stat. § 227.48(2), and does not constitute a conclusion or admission that any particular party or person is necessarily aggrieved or that any particular decision or order is final or judicially reviewable.

PETITION FOR REHEARING

If this decision is an order following a contested case proceeding as defined in Wis. Stat. § 227.01(3), a person aggrieved by the decision has a right to petition the Commission for rehearing within 20 days of the date of service of this decision, as provided in Wis. Stat. § 227.49. The date of service is shown on the first page. If there is no date on the first page, the date of service is shown immediately above the signature line. The petition for rehearing must be filed with the Public Service Commission of Wisconsin and served on the parties. An appeal of this decision may also be taken directly to circuit court through the filing of a petition for judicial review. It is not necessary to first petition for rehearing.

PETITION FOR JUDICIAL REVIEW

A person aggrieved by this decision has a right to petition for judicial review as provided in Wis. Stat. § 227.53. In a contested case, the petition must be filed in circuit court and served upon the Public Service Commission of Wisconsin within 30 days of the date of service of this decision if there has been no petition for rehearing. If a timely petition for rehearing has been filed, the petition for judicial review must be filed within 30 days of the date of service of the order finally disposing of the petition for rehearing, or within 30 days after the final disposition of the petition for rehearing by operation of law pursuant to Wis. Stat. § 227.49(5), whichever is sooner. If an untimely petition for rehearing is filed, the 30-day period to petition for judicial review commences the date the Commission serves its original decision.8 The Public Service Commission of Wisconsin must be named as respondent in the petition for judicial review.

If this decision is an order denying rehearing, a person aggrieved who wishes to appeal must seek judicial review rather than rehearing. A second petition for rehearing is not permitted.

Revised: March 27, 2013

8 See Currier v. Wisconsin Dep’t of Revenue, 2006 WI App 12, 288 Wis. 2d 693, 709 N.W.2d 520.

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APPENDIX A

(CONTESTED)

In order to comply with Wis. Stat. § 227.47, the following parties who appeared before the agency are considered parties for purposes of review under Wis. Stat. § 227.53.

Public Service Commission of Wisconsin

(Not a party but must be served)

4822 MADISON YARDS WAY

PO BOX 7854

MADISON, WI 53707

WISCONSIN ELECTRIC POWER COMPANY Quarles & Brady LLP 411 East Wisconsin Avenue, Ste 2400 Milwaukee, WI 53202
WISCONSIN ELECTRIC POWER COMPANY Quarles & Brady 33 East Main Street Ste 900 Madison, WI 53703
THEODORE EIDUKAS Wisconsin Electric Power Company 231 West Michigan Street P321 Milwaukee, WI 53203
WISCONSIN INDUSTRIAL ENERGY GROUP Heinzen Law SC PO Box 930370 Verona, WI 53593
WISCONSIN INDUSTRIAL ENERGY GROUP KM Energy Consulting Inc 961 North Lost Woods Road Oconomowoc, WI 53066
WISCONSIN INDUSTRIAL ENERGY GROUP Todd Stuart 44 East Mifflin Street, Ste 404 Madison, WI 53703
CITIZENS UTILITY BOARD Corey Singletary 6401 Odana Road, Ste 24 Madison, WI 53719

Appendix A - 1

Docket 6630-ET-101

CITIZENS UTILITY BOARD Kurt Runzler 6401 Odana Road, Ste 24 Madison, WI 53719
CITIZENS UTILITY BOARD Thomas Content 6401 Odana Road, Ste 24 Madison, WI 53719

SIERRA CLUB Greg Wannier 2101 Webster St, Ste 1300 Oakland, CA 94612
PUBLIC SERVICE COMMISSION OF WISCONSIN Zachary Ramirez 4822 Madison Yards Way PO Box 7854 Madison, WI 53707
PUBLIC SERVICE COMMISSION OF WISCONSIN Michael Bates 4822 Madison Yards Way PO Box 7854 Madison, WI 53707

Appendix A - 2

Docket 6630-ET-101

APPENDIX B

Form of Routine True-Up Adjustment

Appendix B - 1

Docket 6630-ET-101

FORM OF ROUTINE TRUE-UP ADJUSTMENT LETTER

Public Service Commission of Wisconsin

[ADDRESS]

Attention:

Re:	Environmental Trust Bond Financing of Wisconsin Electric Power Company Financing Order, Docket 6630-ET-101

Dear [______]:

Pursuant to the financing order of the Public Service Commission of Wisconsin (the “Commission”) adopted on [_______], in the above-referenced matter (the “Financing Order”), Wisconsin Electric Power Company (“Wisconsin Electric”), as servicer of the environmental trust bonds issued pursuant to the Financing Order, submits this filing for [an annual true-up adjustment][a mid-year true-up adjustment][a quarterly true-up adjustment][an interim optional true-up adjustment] (the “Routine True-Up Adjustment”) to the environmental control charges authorized pursuant to the Financing Order.

Wisconsin Electric has calculated the Routine True-Up Adjustment in accordance with the methodology approved in the Financing Order. Attachment 1 hereto is the Formula-Based Mechanism for Environmental Control Charge True-Up showing the calculation of the adjusted environmental control charges.

In accordance with the Financing Order and Wis. Stat. § 196.027(2)(b)4.b, the Commission shall not hold a hearing with respect to this Routine True-Up Adjustment, but shall allow interested parties 30 days to make comments limited to any error in the application of the Formula-Based Mechanism for Environmental Control Charge True-Up relating to the appropriate amount of any overcollection or undercollection of environmental control charges and the appropriate amount of an adjustment. Pursuant to the Financing Order, this Routine True-Up Adjustment will become effective on [DATE] (which date is not less than 45 days following the filing hereof with the Commission).

Respectfully submitted,
WISCONSIN ELECTRIC POWER COMPANY

By:
Name:
Title:

Appendix B - 2

Docket 6630-ET-101

Attachment 1

Formula-Based Mechanism for Environmental Control Charge True-Up

Appendix B - 3

Docket 6630-ET-101

Formula-Based Mechanism for Environmental Control Charge True-up

Collection Period:	[MONTH, DAY, YEAR] to [MONTH, DAY, YEAR][9]

Collection Period Revenue Requirement (CPRR):	$_______	(See Schedule 1)

Allocation of Revenue Requirement to Customer Classes:	(See Schedule 2)

Residential	$________
General Secondary	$________
General Primary	$________
Street Lighting and Other	$________

Expected Billed and Collected units by Customer Class (FCCLE or FCCLD):	(See Schedule 3)

Residential	________
General Secondary	________
General Primary	________
Street Lighting and Other	________

Calculation of Customer Charge by Class:	Formula below (See Schedule 4)

Step 1 (Minimum per unit charge for Collection Period):

General Primary customer class:

ECC $/kW = [CPRR*(EALLOC*(FCTLMC/FTTLMC)+DALLOC*(FCTLD/FTTLD))]/FCCLD

All other customer classes:

ECC $/kWh = [CPRR*(EALLOC*(FCTLMC/FTTLMC)+DALLOC*(FCTLD/FTTLD))]/FCCLE

[9]	Covers next two bond debt service payments.

Appendix B - 4

Docket 6630-ET-101

Where:

ECC =	Environmental Control Charge–Calculated Separately for Each Class
CPRR =	Collection Period Revenue Requirement–Calculated by Company
EALLOC =	Portion Allocated on Energy (%)
FCTLMC=	Forecasted Class Transmission Level LMP Weighted Energy (Annual values from most recent audited filing)
FTTLMC=	Forecasted Total Transmission Level LMP Weighted Energy (Annual values from most recent audited filing)
DALLOC=	Portion Allocated on Demand (%)
FCTLD=	Forecasted Class Transmission Level Demand (12CP kW from most recent audited filing)
FTTLD=	Forecasted Total Transmission Level Demand (12CP kW from most recent audited filing)
FCCLE=	Forecasted Class Customer Level Energy Billed and Collected (Forecasted kWh billed and collected during collection period)
FCCLD=	Forecasted Class Customer Level Demand Billed and Collected (Forecasted kW billed and collected during collection period)

Step 2:

For each customer class, recalculate the amount in the formula above, with the following changes:

●	CPRR is computed in the manner set forth in Schedule 1, but solely through the first bond payment date[10] in the Collection Period

●	FCCLE or FCCLD are computed as solely the forecasted units billed and collected through the first bond payment[11] in the Collection Period

[10]	If the second bond payment date occurs before the end of the collection period, this caclulation would be run through the second bond payment date as well.

If the calculation in this Step 2 results in a higher per unit charge, use the amount computed in this Step 2

Collection Period Billing Requirement:	$_______	(See Schedule 5)

Appendix B - 5

Docket 6630-ET-101

Schedule 1

Collection Period Revenue Requirement

Interest payments due on Bonds	$________
Scheduled principal payments on Bonds[11]	$________
Trustee fees and expenses	$________
Servicing fee	$________
Administration fee	$________
Return on capital subacount	$________
Other ongoing financing costs (other than taxes)	$________
Taxes (income and gross receipts on charge revenues)	$________
Amounts to replenish capital subaccount to required level	$________
Subtotal	$________
Less amounts in excess funds subaccount	$________
Less amounts billed in prior collection period to be collected this period	$________
Plus or minus ongoing collection period projected under or over-collection	$________
Total	$________

[11]	Including any previously scheduled but unpaid principal.

Appendix B - 6

Docket 6630-ET-101

Schedule 2

Allocation of Revenue Requirement to Customer Classes

Total Collection Period Revenue Requirement	$___________	(From Schedule 1)

Wisconsin Retail Classification of Revenue Requirement (DALLOC and ELLOC):

Classification	Allocator	Factor	Amount
Demand	75% Demand	0.75	$______
Energy	25% Energy	0.25	$______
Total Collection Period Revenue Requirement			$______

Wisconsin Retail Class Allocation Values (FCTLMC, FTTLMC, FCTLD and FTTLD):

			General	General	Street
Classification	Allocator	Residential	Secondary	Primary	Lighting	Total
Demand	Production Demand	_________	________	______	________	__________
Energy	Production Energy	_________	________	______	________	__________

Wisconsin Retail Class Allocated Billing Requirement

				General		General		Street
Classification	Description	Residential		Secondary		Primary		Lighting		Total
Demand	Allocated Amount	$_________		$________		$______		$________		$__________
Energy	Allocated Amount	$_________		$________		$______		$________		$__________
		______	%	______	%	______	%	______	%

Appendix B - 7

Docket 6630-ET-101

Schedule 3

Expected Billed and Collected units by Customer Class

I.	Expected Monthly Energy and Demand Amounts[12]

Class	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
Rg1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Fg1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Rg2	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Total Res.	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx

Cg1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cg6	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
TSSM/TSSU	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cg2	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cg3	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cg3C	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cg3S	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Total Gen. Sec.	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx

Cp1 Low	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp1 Medium	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp1 High	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3 Low	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3 Medium	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3 High	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3S Low	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3S Med.	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3S High	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
CPFN Med	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
CPFN High	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp4 Low	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp4 Medium	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp4 High	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
RTMP	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
RTP	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Total Gen. Primary	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx

(continued)

12 General Primary customer class units are on-peak demand and units for the remaining customer classes are energy volumes.

Appendix B - 8

Docket 6630-ET-101

Class	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
Gl1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
St1/St2	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Al1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Ms1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Ms2	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Ms3	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Ms4	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
LED	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Mg1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
TE1/TE2	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Total Street Lighting and Other	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx

II.	Expected Energy or Demand Amounts Billed and Collected

Percentage of Billed Amount Expected to be Collected in Billed Month:    ___%

Percentage of Billed Amount Expected to be Collected in Next Month:      ___%

Billed Amount Expected to be Collected in Billed Month:

Class	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
Rg1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Fg1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Rg2	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Total Res.	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx

Cg1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cg6	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
TSSM/TSSU	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cg2	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cg3	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cg3C	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cg3S	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Total Gen. Sec.	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx

(continued)

Appendix B - 9

Docket 6630-ET-101

Class	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
Cp1 Low	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp1 Medium	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp1 High	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3 Low	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3 Medium	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3 High	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3S Low	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3S Med.	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3S High	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
CPFN Med	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
CPFN High	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp4 Low	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp4 Medium	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp4 High	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
RTMP	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
RTP	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Total Gen. Primary	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx

Gl1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
St1/St2	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Al1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Ms1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Ms2	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Ms3	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Ms4	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
LED	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Mg1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
TE1/TE2	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Total Street Lighting and Other	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx

Appendix B - 10

Docket 6630-ET-101

Billed Amount Expected to be Collected in Next Month:

Class	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
Rg1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Fg1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Rg2	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Total Res.	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx

Cg1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cg6	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
TSSM/TSSU	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cg2	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cg3	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cg3C	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cg3S	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Total Gen. Sec.	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx

Cp1 Low	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp1 Medium	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp1 High	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3 Low	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3 Medium	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3 High	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3S Low	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3S Med.	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp3S High	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
CPFN Med	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
CPFN High	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp4 Low	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp4 Medium	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Cp4 High	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
RTMP	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
RTP	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Total Gen. Primary	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx

(continued)

Appendix B - 11

Docket 6630-ET-101

Class	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
Gl1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
St1/St2	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Al1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Ms1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Ms2	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Ms3	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Ms4	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
LED	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Mg1	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
TE1/TE2	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx
Total Street Lighting and Other	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx	xxxx

Appendix B - 12

Docket 6630-ET-101

Schedule 4

Calculation of Customer Charge by Class

Residential

$			$
	ECC $/kWh	=		CPRR	*

				0.25						0.75
				(EALLOC	*	(FCTLMC	/	FTTLMC)	+	DALLOC	*	(FCTLD	/	FTTLD))	/	FCCLE

General Secondary

$			$
	ECC $/kWh	=		CPRR	*

				0.25						0.75
				(EALLOC	*	(FCTLMC	/	FTTLMC)	+	DALLOC	*	(FCTLD	/	FTTLD))	/	FCCLE

General Primary

$			$
	ECC $/kW	=		CPRR	*

				0.25						0.75
				(EALLOC	*	(FCTLMC	/	FTTLMC)	+	DALLOC	*	(FCTLD	/	FTTLD))	/	FCCLD

Street Lighting and Other

$			$
	ECC $/kWh	=		CPRR	*

				0.25						0.75
				(EALLOC	*	(FCTLMC	/	FTTLMC)	+	DALLOC	*	(FCTLD	/	FTTLD))	/	FCCLE

Appendix B - 13

Docket 6630-ET-101

Schedule 5

Collection Period Billing Requirement

Rate Schedule	Collection Period Forecasted Units (kWh or kW)	Collection Period Forecasted Units Collected (kWh or kW)	Collection Period Revenue Requirement Allocated To Class	Class per kWh or kW Charge	Collection Period Billing Requirement	Expected Billed Amount Collected
Rg1	xxxxxx	xxxxxx	N/A	$____	$____	$____
Fg1	xxxxxx	xxxxxx	N/A	$____	$____	$____
Rg2	xxxxxx	xxxxxx	N/A	$____	$____	$____
Total Res.	xxxxxx	xxxxxx	$_____	$____	$____	$____

Cg1	xxxxxx	xxxxxx	N/A	$____	$____	$____
Cg6	xxxxxx	xxxxxx	N/A	$____	$____	$____
TSSM/TSSU	xxxxxx	xxxxxx	N/A	$____	$____	$____
Cg2	xxxxxx	xxxxxx	N/A	$____	$____	$____
Cg3	xxxxxx	xxxxxx	N/A	$____	$____	$____
Cg3C	xxxxxx	xxxxxx	N/A	$____	$____	$____
Cg3S	xxxxxx	xxxxxx	N/A	$____	$____	$____
Total Gen. Sec.	xxxxxx	xxxxxx	$_____	$____	$____	$____

Cp1 Low	xxxxxx	xxxxxx	N/A	$____	$____	$____
Cp1 Medium	xxxxxx	xxxxxx	N/A	$____	$____	$____
Cp1 High	xxxxxx	xxxxxx	N/A	$____	$____	$____
Cp3 Low	xxxxxx	xxxxxx	N/A	$____	$____	$____
Cp3 Medium	xxxxxx	xxxxxx	N/A	$____	$____	$____
Cp3 High	xxxxxx	xxxxxx	N/A	$____	$____	$____
Cp3S Low	xxxxxx	xxxxxx	N/A	$____	$____	$____
Cp3S Med.	xxxxxx	xxxxxx	N/A	$____	$____	$____
Cp3S High	xxxxxx	xxxxxx	N/A	$____	$____	$____
CPFN Med	xxxxxx	xxxxxx	N/A	$____	$____	$____
CPFN High	xxxxxx	xxxxxx	N/A	$____	$____	$____
Cp4 Low	xxxxxx	xxxxxx	N/A	$____	$____	$____
Cp4 Medium	xxxxxx	xxxxxx	N/A	$____	$____	$____
Cp4 High	xxxxxx	xxxxxx	N/A	$____	$____	$____
RTMP	xxxxxx	xxxxxx	N/A	$____	$____	$____
RTP	xxxxxx	xxxxxx	N/A	$____	$____	$____
Total Gen. Primary	xxxxxx	xxxxxx	$_____	$____	$____	$____

(continued)

Appendix B - 14

Docket 6630-ET-101

Rate Schedule	Collection Period Forecasted Units (kWh or kW)	Collection Period Forecasted Units Collected (kWh or kW)	Collection Period Revenue Requirement Allocated To Class	Class per kWh or kW Charge	Collection Period Billing Requirement	Expected Billed Amount Collected
Gl1	xxxxxx	xxxxxx	N/A	$____	$____	$____
St1/St2	xxxxxx	xxxxxx	N/A	$____	$____	$____
Al1	xxxxxx	xxxxxx	N/A	$____	$____	$____
Ms1	xxxxxx	xxxxxx	N/A	$____	$____	$____
Ms2	xxxxxx	xxxxxx	N/A	$____	$____	$____
Ms3	xxxxxx	xxxxxx	N/A	$____	$____	$____
Ms4	xxxxxx	xxxxxx	N/A	$____	$____	$____
LED	xxxxxx	xxxxxx	N/A	$____	$____	$____
Mg1	xxxxxx	xxxxxx	N/A	$____	$____	$____
TE1/TE2	xxxxxx	xxxxxx	N/A	$____	$____	$____
Total Street Lighting and Other	xxxxxx	xxxxxx	$_____	$____	$____	$____

Appendix B - 15